UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12
DARÉ BIOSCIENCE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
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Daré Bioscience, Inc.
3655 Nobel Drive, Suite 260
San Diego, California 92122

Notice of Annual Meeting of Stockholders
To Be Held On June 23, 2022
Dear Stockholder:
Notice is hereby given that the 2022 Annual Meeting of Stockholders of Daré Bioscience, Inc., a Delaware corporation, will be held on June 23, 2022, at 9:00 a.m. Pacific Time for the following purposes:

1.	To elect three Class II directors named in the accompanying proxy statement;

2.	To ratify the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

3.	To approve, on an advisory basis, the compensation of our named executive officers;

4.	To approve the Daré Bioscience, Inc. 2022 Stock Incentive Plan;

5.	To approve an amendment to our restated certificate of incorporation, as amended, to increase the number of authorized shares of our common stock from 120,000,000 to 240,000,000;

6.	To approve the adjournment of the meeting, if necessary or advisable, to solicit additional proxies in favor of Proposal 5 if there are not sufficient votes to approve Proposal 5; and

7.	To conduct any other business properly brought before the meeting.
The record date for the annual meeting is April 26, 2022. Stockholders owning the company’s common stock at the close of business on the record date, or their legal proxy holders, are entitled to vote at the annual meeting.

By Order of the Board of Directors,

/s/ William H. Rastetter
San Diego, California	William H. Rastetter
April 29, 2022	Chairman of the Board
Please vote your shares promptly to ensure the presence of a quorum at the annual meeting. You may vote your shares over the Internet or via a toll-free telephone number. If you received a paper copy of a proxy or voting instruction card by mail, you may submit your proxy or voting instruction card for the annual meeting by completing, signing, dating and returning your proxy or voting instruction card. Please follow the instructions beginning on page 1 of the accompanying proxy statement to vote.

PROXY STATEMENT
2022 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 23, 2022
GENERAL INFORMATION ABOUT THE MEETING
Daré Bioscience, Inc. (“Daré,” “we,” “us,” “our” or the “Company”) has prepared these materials for use at its 2022 annual meeting of stockholders and any adjournment or postponement thereof (the “Annual Meeting”). The Annual Meeting is scheduled to begin at 9:00 a.m. Pacific Time, on June 23, 2022.
The Annual Meeting will be a completely virtual meeting conducted via live audio webcast. We believe this technology provides expanded access, improved communication and cost savings for our stockholders. Hosting a virtual meeting enables increased stockholder attendance and participation from any location around the world.
In accordance with rules of the Securities and Exchange Commission (“SEC”), we opted to use the Internet as the primary means of furnishing proxy materials to our stockholders. Accordingly, unless a stockholder previously elected to receive printed copies of our proxy materials, a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) has been sent to stockholders instead of mailing printed copies. The Notice of Internet Availability provides instructions on how to access our proxy materials via the Internet and how to request a printed set at no charge. In addition, stockholders can elect to receive future proxy materials electronically by email or in printed form by mail, and any such election will remain in effect until terminated by the stockholder. We encourage all stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the cost and environmental impact of our annual meetings.
Our proxy materials will be sent or made available to stockholders on or about April 29, 2022. We are soliciting proxies pursuant to this Proxy Statement for use at the Annual Meeting.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 23, 2022: This Proxy Statement and our Annual Report are available electronically at www.proxyvote.com.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
How do I attend the Annual Meeting?
You will be able to attend the Annual Meeting online by visiting www.virtualshareholdermeeting.com/DARE2022. Online check-in will begin at 8:45 a.m. Pacific Time and we suggest logging-on at that time to allow ample time for the check-in procedures. Please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone or similar companies.
Who can vote at the Annual Meeting?
Only our stockholders of record at the close of business on the record date, or their legal proxy holders, are entitled to vote at the Annual Meeting. The record date for the Annual Meeting is April 26, 2022. There were 84,711,346 shares of common stock outstanding and entitled to vote on the record date.
What am I voting on?
The list below sets out the matters scheduled for a vote at the Annual Meeting. Each share of our common stock has one vote on each matter.

Proposal 1:	Election of three Class II directors named in this Proxy Statement to hold office until our 2025 annual meeting of stockholders;
Proposal 2:	Ratification of the selection of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2022;
Proposal 3:	To approve, on an advisory basis, the compensation of our named executive officers;
Proposal 4:	To approve the Daré Bioscience, Inc. 2022 Stock Incentive Plan;
Proposal 5:	To approve an amendment to our restated certificate of incorporation, as amended, to increase the number of authorized shares of our common stock from 120,000,000 to 240,000,000; and
Proposal 6:	To approve the adjournment of the meeting, if necessary or advisable, to solicit additional proxies in favor of Proposal 5 if there are not sufficient votes to approve Proposal 5.
How do I vote?
You are invited to attend the Annual Meeting online to vote on the proposals described in this Proxy Statement during the meeting, however, you may vote your shares by simply following the instructions below to vote via the Internet, by telephone or by mail. Even if you intend to attend the Annual Meeting online, we encourage you to vote your shares in advance using one of the methods described below to ensure that your vote will be represented at the Annual Meeting.
Stockholder of Record: Shares Registered in Your Name
If, on the record date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record and you may vote those shares as follows:

•During the Annual Meeting: You may attend the Annual Meeting online and vote during the meeting online by visiting www.virtualshareholdermeeting.com/DARE2022. You will be asked to provide the control number on your Notice of Internet Availability to access this site.
•By Phone: Dial toll-free 1-800-690-6903 using any touch-tone telephone and follow the recorded instructions. You will be asked to provide the control number from your Notice of Internet Availability. Your telephone vote must be received by 11:59 p.m. Eastern Time on June 22, 2022 in order to be counted.
•By Internet: Complete an electronic proxy card at www.proxyvote.com. You will be asked to provide the control number from your Notice of Internet Availability. Your Internet vote must be received by 11:59 p.m. Eastern Time on June 22, 2022 in order to be counted.
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•By Mail: Complete, sign and date the proxy card that may be delivered to you and return it promptly in the envelope provided or return it to Vote Processing c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The proxy holders identified in the proxy card will vote all shares of our stock represented by a properly completed and executed proxy received in time for the Annual Meeting in accordance with the stockholder’s instructions. If you submit your executed proxy but do not fill out the voting instructions on the proxy card, the shares represented by your proxy will be voted “FOR” each of the director nominees identified in this Proxy Statement and “FOR” each of Proposals 2, 3, 4, 5 and 6. If any other matter is properly presented at the Annual Meeting, the proxy holders will vote shares represented by a proxy submitted by a stockholder in accordance with the recommendation of our Board of Directors.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If, on the record date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name.” The organization holding those shares is considered to be the stockholder of record for purposes of the Annual Meeting. As a beneficial owner, you have the right to direct the organization holding those shares regarding how to vote such shares. You should have received a notice containing voting instructions from the organization that holds those shares. Follow the instructions provided by that organization to ensure that your vote is counted. If you wish to vote online during the Annual Meeting, you must obtain a legal proxy from the organization that holds those shares. A legal proxy is a written document that authorizes you to vote your shares held in street name at the Annual Meeting. Please contact the organization that holds your shares for instructions regarding obtaining a legal proxy.
We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions, however, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or during the Annual Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held in street name, the bank, broker or other nominee that holds your shares has the authority to vote your shares only on certain of the proposals set forth in this Proxy Statement without receiving voting instructions from you. If you hold your shares in street name and you do not submit voting instructions to the organization that holds your shares, that organization may exercise its discretion to vote your shares on Proposals 2, 5 and 6, but will not be permitted to vote your shares on any other proposals.
We encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the Annual Meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. If you are a stockholder of record, you may revoke your proxy and change your vote at any time before the taking of the vote at the Annual Meeting in any one of the following ways:

•During the Annual Meeting: By attending the Annual Meeting online and voting during the meeting as described above. Your attendance at the Annual Meeting will not automatically revoke your proxy unless you properly vote during the Annual Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation prior to the Annual Meeting to our Secretary at 3655 Nobel Drive, Suite 260, San Diego, CA 92122.
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•By Phone: By using the phone voting method described above, in which case only your latest telephone proxy submitted prior to the Annual Meeting will be counted.
•By Internet: By using the online voting method described above, in which case only your latest Internet proxy submitted prior to the Annual Meeting will be counted.
•By Mail: By signing and returning a new proxy card or voting instruction form dated as of a later date, in which case only your latest proxy card or voting instruction form received prior to the Annual Meeting will be counted
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares held in street name, follow the instructions provided by the brokerage firm, bank, dealer or other similar organization that holds your shares.
How many votes are required to approve each proposal?
Election of Directors
If a quorum is present at the Annual Meeting, the election of directors will be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Accordingly, the three nominees receiving the most “FOR” votes from the holders of shares present during the meeting or represented by proxy and entitled to vote on the election of directors will be elected.
You may vote “FOR” or “WITHHOLD” authority to vote for each of the director nominees. If you “WITHHOLD” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees. Broker non-votes will have no effect on the election of directors.
Other Proposals
With respect to each of Proposals 2, 3, 4 and 6, if a quorum is present at the Annual Meeting, each such proposal will be approved by our stockholders if a majority of the votes cast by the holders of all the shares of stock present or represented at the meeting and voting affirmatively or negatively on the applicable proposal are "FOR" the proposal. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on any or all of these proposals. Abstentions and broker non-votes will have no effect on the outcome of these proposals. However, Proposals 2 and 6 are routine matters and brokers and other nominees may generally vote in their discretion on routine matters, and therefore broker non-votes are not expected on either of those proposals.
With respect to Proposal 5, if a quorum is present at the Annual Meeting, it will be approved by our stockholders if a majority of the outstanding shares of our common stock vote FOR this proposal. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. Abstentions and broker non-votes will have the same effect as an AGAINST vote on this proposal. However, Proposal 5 is a routine matter and brokers and other nominees may generally vote in their discretion on routine matters, and therefore broker non-votes are not expected on this proposal.
What is the quorum requirement?
A quorum is necessary to hold the Annual Meeting. A quorum will be present if the holders of a majority in voting power of the shares of our common stock outstanding and entitled to vote at the Annual Meeting are present during the Annual Meeting or represented by proxy.
Your shares will be counted for purposes of determining if there is quorum if you are entitled to vote and you are present during the Annual Meeting or you have properly voted by proxy online, by phone or by submitting a proxy card or voting instruction form by mail. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present.
If a quorum is not present, we may propose to adjourn the Annual Meeting to solicit additional proxies and reconvene the Annual Meeting at a later date.
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What does it mean if I receive more than one Notice of Internet Availability?
If you receive more than one Notice of Internet Availability, your shares may be registered in more than one name or held in different registered accounts. Please follow the voting instructions on each Notice of Internet Availability to ensure that all of your shares are voted.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. Our directors and employees may solicit proxies in person, by telephone, or by other means of communication. None of our directors or employees will be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, dealers and other similar organizations for the cost of forwarding proxy materials to beneficial owners.
We also retained Morrow Sodali, LLC to assist in soliciting proxies. Morrow Sodali, LLC will be paid fees of approximately $11,000, plus reimbursement of out-of-pocket expenses.
Who can help answer my questions?
If you need assistance completing your proxy card or have other questions regarding the Annual Meeting, please contact our proxy solicitor, Morrow Sodali, LLC by calling 1-800-662-5200 or sending an email to dare.info@investor.morrowsodali.com.
When are stockholder proposals and director nominations due for next year’s annual meeting?
To be considered for inclusion in our proxy materials for next year’s annual meeting, a stockholder proposal, including director nominations, must be received in writing by our Secretary at our principal executive offices on or before December 30, 2022.
Matters for consideration at next year’s annual meeting, but not for inclusion in our proxy materials, must be received in writing by our Secretary at our principal executive offices no earlier than the close of business on February 23, 2023 and no later than the close of business on March 25, 2023.
Director nominations that a stockholder intends to present at next year’s annual meeting but does not intend to have included in our proxy materials, must be received in writing by our Secretary at our principal executive offices no earlier than the close of business on February 23, 2023 and no later than the close of business on March 25, 2023.
Our principal executive offices are currently located at 3655 Nobel Drive, Suite 260, San Diego, CA 92122.
Stockholders are also advised to review our by-laws, which contain additional requirements relating to stockholder proposals and director nominations, including who may submit them and what information must be included.

Householding of Proxy Materials
We have adopted an SEC-approved procedure called “householding.” This procedure potentially means extra convenience for stockholders and cost savings for companies. Under this procedure, we send only one copy of the Notice of Internet Availability, and if applicable, Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report, to stockholders of record who share the same address and last name, unless one of those stockholders notifies us that the stockholder would like a separate copy of such documents. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of the Notice of Internet Availability, and if applicable, Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report, from the other stockholder(s) sharing your address, please direct your written request to Daré Bioscience, Inc., Attention: Secretary, 3655 Nobel Drive, Suite 260, San Diego, California 92122 or contact us by phone at (858) 926-7655. We undertake to deliver promptly, upon any such oral or written request, a separate copy of the Notice of Internet
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Availability, and if applicable, Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report, to a stockholder at a shared address to which a single copy of these documents was delivered. Similarly, if stockholders of record sharing the same address are receiving multiple copies of the Notice of Internet Availability, or if applicable, Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report, and such stockholders would like a single copy to be delivered to them in the future, such stockholders may make such a request by contacting us by the means described above.
If you wish to update your participation in householding and you are a beneficial owner who holds shares in “street name” with a broker, bank or other nominee, you may contact your broker, bank, or other nominee or our mailing agent, Broadridge Investor Communications Solutions, at 1-866-540-7095.

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BOARD OF DIRECTORS

Set forth below are the names, ages, board committee assignments, tenure, class, and certain biographical information of each of the members of our board of directors (“Board”) as of April 7, 2022. In accordance with our restated certificate of incorporation and by-laws, our Board is divided into three classes, with one class of directors standing for election each year, for a three-year term.

Name	Age	Committees	Director Since	Class**
Cheryl R. Blanchard, Ph.D.	57	Compensation	November 2019	III
Jessica D. Grossman, M.D.	50	Audit, Nominating & Corporate Governance	April 2018	I
Susan L. Kelley, M.D.	67	Nominating & Corporate Governance*	October 2014	I
Sabrina Martucci Johnson	55	None	July 2017	III
Gregory W. Matz, CPA	62	Audit*, Nominating & Corporate Governance	September 2018	II
Sophia Ononye-Onyia, Ph.D.	38	Nominating & Corporate Governance	April 2021	I
William H. Rastetter, Ph.D.	74	Compensation*	January 2014***	II
Robin J. Steele, J.D., L.L.M.	66	Audit, Compensation	July 2017	II

*	Committee chairperson
**	The term for Class II directors ends at our 2022 annual meeting of stockholders. The term for Class I and III directors ends at our annual meeting of our stockholders to be held in 2024 and 2023, respectively.
***	Dr. Rastetter has served as Chairman of our Board since July 2019.
Cheryl R. Blanchard, Ph.D. Dr. Blanchard currently serves as President and Chief Executive Officer of Anika Therapeutics, Inc., a publicly traded biotech and medical devices company, a position she has held since April 2020, and before that she served as its Interim Chief Executive Officer since February 2020. From 2014 through November 2019, Dr. Blanchard served as President and Chief Executive Officer of Dare MB Inc., which we acquired in November 2019. From July 2018 to July 2019, Dr. Blanchard served as President and Chief Executive Officer of Keratin Biosciences, Inc., a privately-held biotechnology company created in July 2018 by the business combination of Dare MB Inc. and KeraNetics, LLC. From 2000 to 2012, Dr. Blanchard was an officer of Zimmer, Inc., a medical device company focused on musculoskeletal products, serving as Senior Vice President, Chief Scientific Officer, and general manager of Zimmer Biologics. Since 2012, Dr. Blanchard has also been a principal of Blanchard Consulting, LLC, which provides scientific, regulatory, and business strategy consulting services to medical device companies and private equity clients. Prior to Zimmer, Dr. Blanchard built and led the medical device practice at Southwest Research Institute while also serving as an adjunct professor at the University of Texas Health Science Center, both in San Antonio, Texas. Some of her work led to the creation of Keraplast Technologies, LLC. Dr. Blanchard also serves on the board of Vigil Neuroscience, Inc., a publicly traded biotech company focused on developing treatments for neurdegenerative diseases, as well as the board of Anika Therapeutics, Inc. She previously served on the board of directors of SeaSpine Holdings Corporation, from July 2015 to May 2019, and of Neuronetics, Inc., from February 2019 to June 2020. In 2015, Dr. Blanchard was elected to the National Academy of Engineering, among the highest professional distinctions accorded to an engineer. Dr. Blanchard received her Masters of Science and Ph.D. in Materials Science and Engineering from the University of Texas at Austin and her Bachelor of Science in Ceramic Engineering from Alfred University. Our Board believes that Dr. Blanchard is qualified to serve on our Board due to her extensive leadership experience with several life science companies, her experience with product development, and her experience as a director of life science companies.
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Jessica D. Grossman, M.D. Dr. Grossman currently serves as the Chief Executive Officer of IgGenix, a company developing first-in-class therapies for people limited by food allergies and other severe allergic conditions. From 2015 to 2020, Dr. Grossman served as Chief Executive Officer of Medicines360. Medicines360 is a global non-profit women’s health pharmaceutical company that developed the FDA-approved contraceptive IUD LILETTA® (52-mg levonorgestrel-releasing intrauterine system). From 2011 to 2014, Dr. Grossman served on the board of directors of Medicines360, and from 2014 to 2018 she served as Chair of AlliancePartners360, a wholly owned subsidiary of Medicines360 that serves the non-profit, public benefit mission of Medicines360 of expanding access to medicines for women regardless of their socioeconomic status, insurance coverage, or geographic location. From 2013 to 2014, Dr. Grossman served as President and Founding Chief Executive Officer of Sense4Baby, Inc. Dr. Grossman served as a Medical Director at Ethicon Endo-Surgery, part of the Johnson & Johnson family of companies, from 2010 to 2013. From 2008 to 2010, Dr. Grossman was the Founder and Chief Executive Officer of JG Limited LLC, a consulting company providing services to medical technology companies and non-profit organizations in the areas of clinical and commercial strategy. From 2005 to 2008, Dr. Grossman was Founder and President of Gynesonics, an early stage medical device company focused on minimally invasive solutions for women’s health which developed the first intrauterine ultrasound-guided radiofrequency ablation device for fibroid tumors. Dr. Grossman holds numerous patents, has published several peer-reviewed articles and conducted research at the Beth Israel Deaconess Medical Center, one of the teaching hospitals of Harvard Medical School. Dr. Grossman received her M.D. from Thomas Jefferson University, Jefferson Medical College. Our Board believes that Dr. Grossman is qualified to serve on our Board due to her extensive experience in women’s health, her executive leadership experience with several life science companies, and her experience with product development and commercialization.
Susan L. Kelley, M.D. Dr. Kelley has been developing drugs in oncology and immunology for over 30 years. Dr. Kelley also serves as a member of the board of directors of Deciphera Pharmaceuticals, Inc. and IDEAYA Biosciences, Inc. From 2011 until its acquisition by Merck & Co. in 2020, Dr. Kelley served on the board of ArQule, Inc. and, from 2016 until its acquisition by Merck & Co. in 2019, she served on the board of Immune Design Corp. She was a director at VBL Therapeutics, Ltd. from 2018 until 2020. From 2008 to 2011, Dr. Kelley served as Chief Medical Officer of the Multiple Myeloma Research Consortium and its sister organization, the Multiple Myeloma Research Foundation. Previously, Dr. Kelley held positions at Bayer Healthcare Pharmaceuticals and Bayer-Schering Pharma, including Vice President, Global Clinical Development and Therapeutic Area Head—Oncology, where she led the Bayer team responsible for the development and worldwide regulatory approval of Nexavar® (sorafenib). Prior to joining Bayer, Dr. Kelley worked at Bristol-Myers Squibb in Oncology and Immunology drug development ultimately serving as Executive Director, Oncology Clinical Research, at the Bristol-Myers Squibb Pharmaceutical Research Institute. Dr. Kelley was a Fellow in Medical Oncology and Clinical Fellow in Medicine at Dana-Farber Cancer Institute, Harvard Medical School, and a Fellow in Medical Oncology and Pharmacology at Yale University School of Medicine. Dr. Kelley also serves as an Entrepreneur-in-Residence at the Yale University Office of Cooperative Research. Dr. Kelley received her M.D. from Duke University School of Medicine. Our Board believes that Dr. Kelley is qualified to serve on our Board due to her experience in life sciences and clinical development and her experience as a director of life sciences companies.
Sabrina Martucci Johnson. Ms. Johnson is a life sciences executive committed to advancing improvements in women’s healthcare. She has served as our Chief Executive Officer since July 2017, following the completion of the business combination transaction through which the private company that conducted the business we currently conduct, which we refer to as Private Daré, became a public company. She co-founded Private Daré in 2015 and served as its President and Chief Executive Officer since its inception until the completion of the foregoing transaction. From May 2015 to July 2017, Ms. Johnson served as the Chief Financial Officer of the California Institute for Biomedical Research (now part of The Scripps Research Institute), served as President of WomanCare Global Trading, a specialty pharmaceutical company in female reproductive healthcare with commercial product distribution in over 100 countries, from October of 2014 to May of 2015, and served as its Chief Financial Officer and Chief Operating Officer from July 2013 to October 2014. Ms. Johnson provided financial consulting services to the WomanCare Global family of companies, including the United Kingdom-based non-profit division, from November 2012 to July 2013. From 2002 until its sale in 2010, Ms. Johnson served as Chief Financial Officer of Cypress Bioscience, Inc., a publicly-traded pharmaceutical company, and in addition served as its Chief Operating Officer from 2008 until its sale in 2010. Ms. Johnson began her career in the biotechnology industry as a research scientist with Baxter Healthcare, Hyland Division, working on their recombinant factor VIII program, and later held marketing and sales positions with Advanced Tissue Sciences and Clonetics Corporation. Ms. Johnson currently serves on the boards of ATAI Life Sciences, a publicly-traded clinical-stage biopharmaceutical company aiming to transform the treatment of mental health disorders, Aethlon Medical, Inc., a publicly-traded company developing immunotherapeutic technologies to combat infectious disease and cancer; BIOCOM, as Chair Elect, and the
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Clearity Foundation, as past board chair. Additionally. Ms. Johnson serves on the Board of Advisors of Tulane University School of Science & Engineering, and on the audit committee of Project Concern International. Ms. Johnson is also past co-president of Women Give San Diego, which funds non-profit organizations serving women and girls in San Diego, and formerly served on the board of Planned Parenthood of the Pacific Southwest, Athena San Diego, and as the Chair of the University of California San Diego (UCSD) Librarian's Advisory Board. Ms. Johnson has a Masters of International Management degree with honors from the American Graduate School of International Management (Thunderbird), a MSc. in Biochemical Engineering from the University of London, University College London and a BSc. in Biomedical Engineering from Tulane University, where she graduated magna cum laude. Our Board believes that Ms. Johnson is qualified to serve as our Chief Executive Officer and as a member of our Board due to her leadership experience in life sciences, women’s reproductive healthcare, development and commercial distribution of healthcare products, capital raises, and her experience as an officer in life sciences and women’s reproductive healthcare non-profit and for-profit companies, including publicly traded companies.
Gregory W. Matz, CPA. Mr. Matz currently serves on the board of One Stop Systems, Inc., a publicly-traded company focused on high-performance edge computing. Mr. Matz retired as the Senior Vice President and Chief Financial Officer for The Cooper Companies in November 2016. Additionally, he served as the company’s Chief Risk Officer. The Cooper Companies is a publicly traded, global medical device company that operates through two business units, CooperVision and CooperSurgical. He previously was the Vice President and Chief Financial Officer for CooperVision from May 2010 to December 2011. Prior to joining the company Mr. Matz held key management roles in finance and marketing at Agilent Technologies and Hewlett Packard. He began his career at KPMG and is a CPA with an active certification. Mr. Matz graduated from the University of San Francisco with a Bachelor of Science in Business and the University of Pennsylvania, The Wharton School’s Advanced Management Program. Mr. Matz is also a National Association of Corporate Directors (NACD) Board Leadership Fellow and has earned the NACD Directorship Certification credential. Our Board believes Mr. Matz’s experience as a chief financial officer and chief risk officer of a company within the women’s health industry and his corporate experience and skills in financial functions, including planning, reporting, and audit, in risk management, in managing internal growth and in capital markets and corporate strategy qualifies him to serve as a member of our Board and to fill the important role of “audit committee financial expert.”
Sophia Ononye-Onyia, Ph.D., M.P.H., M.B.A. Dr. Ononye-Onyia is the Chief Executive Officer of The Sophia Consulting Firm, which she founded in December 2017 and fully operationalized in June 2019. Her consultancy provides strategic marketing, social media and corporate communications consulting services to pharmaceutical, biotech and health tech companies. Dr. Ononye-Onyia is also the creator, host and producer of the Amplifying Scientific Innovation Video Podcast, which provides a platform for senior executives in the biotech and pharmaceutical industries to share their perspectives on the pharmaceutical industry on critical issues such as health equity, inclusion and diversity. From May 2017 to May 2019, Dr. Ononye-Onyia served in senior leadership roles culminating in an Executive Vice President, Managing Director role at Rx Medical Dynamics LLC (a/k/a RxMD), a firm that provides integrated medical affairs and public affairs consulting services to biopharmaceutical companies, where she managed client relationships, oversaw operations management and new business development, and provided strategy consulting services related to commercial preparedness for global biopharmaceutical companies across various therapeutic areas including women’s health. From January 2017 to April 2017, she served as an independent consultant providing advisory services to biotechnology companies in the areas of research and development, corporate strategy, corporate communications and investor relations. From September 2016 to December 2016, Dr. Ononye-Onyia was Head of Corporate Communications of OncoSec Medical Inc., a biotechnology company focused on cytokine-based intratumoral cancer immunotherapies, and, from February 2016 to August 2016, she served as Director of Healthcare & Life Sciences Practice of The Beacon Group, a growth strategy consulting firm serving companies in the Fortune 500. Dr. Ononye-Onyia was recently selected to join the inaugural class of the EY Entrepreneurs Access Network. She is on the Advisory Council of the Dell Women's Entrepreneur Network and is the President of the New York Chapter Board of Directors for the Healthcare Businesswomen’s Association. Dr. Ononye-Onyia is an Editorial Advisory Board Member for Cell & Gene, member of the Entrepreneur Leadership Network and contributor for several leading outlets inclusive of Inc. Magazine and MIT Technology Review. Dr. Ononye-Onyia also serves as an Entrepreneur-in-Residence at the Yale University Office of Cooperative Research and recently received a Tradition of Excellence Award from the University of Connecticut School of Pharmacy. Dr. Ononye-Onyia earned her Ph.D. in Pharmaceutical Science with a specialization in Medicinal and Natural Product Chemistry from the University of Connecticut and completed her postdoctoral training in medical oncology research at the Yale University School of Medicine. She also has an M.B.A. with a specialization in Health Care Management and an Advanced Business Certificate in Health Care Finance and Insurance from the University of Connecticut, a Master's in Public Health (MPH) from Bowling Green
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State University and the University of Toledo, and a B.S. Honors in Chemistry, with a specialization in Biochemistry, from Bowling Green State University. Our Board believes that Dr. Ononye-Onyia is qualified to serve on our Board due to her multidisciplinary background and education (Ph.D., M.P.H., M.B.A.), diverse therapeutic area experience including women’s health, and strategic marketing and communications experience in the emerging and established biopharmaceutical and healthcare markets.
William H. Rastetter, Ph.D. Dr. Rastetter has served as Chairman of our Board since July 2019. He also currently serves as Chairman of the board of directors of Neurocrine Biosciences, Inc. and of Fate Therapeutics, Inc., and as a member of the board of directors of Regulus Therapeutics, Inc. Dr. Rastetter co-founded Receptos, Inc., a biopharmaceutical company, where he previously held the roles of Acting Chief Executive Officer from 2009 to 2010, and Director and Chairman of the board of directors from 2009 to 2015. Dr. Rastetter served on the board of Illumina, Inc., a leading public genomic technology company, from 1998 until January 2016, and as Chairman from 2005 to 2016. Dr. Rastetter served as a founding director of Grail, Inc. (2016) and as its interim CEO and Chairman (2017-2018), and continued as a director until its acquisition by Illumina, Inc. in 2021. Dr. Rastetter was a Partner at the venture capital firm of Venrock Associates from 2006 to 2013. Prior to his tenure with Venrock, Dr. Rastetter was Executive Chairman of Biogen Idec Inc. and was previously Chairman and Chief Executive Officer of Idec Pharmaceuticals. Prior to Idec, he was Director of Corporate Ventures at Genentech, Inc. Dr. Rastetter held various faculty positions at the Massachusetts Institute of Technology and Harvard University and is an Alfred P. Sloan Fellow. Dr. Rastetter holds a S.B. from the Massachusetts Institute of Technology and received his M.A. and Ph.D. from Harvard University. Our Board believes that Dr. Rastetter is qualified to serve on our Board due to his extensive experience in the biotechnology industry, his broad leadership experience with several public and private biotechnology companies, and his experience with financial matters.
Robin J. Steele, J.D., LL.M. Ms. Steele has worked as an executive and board member in the life sciences industry for over 30 years. She also currently serves on the boards of directors of Alveo Technologies, Inc., Coagulant Therapeutics, Inc., Nacuity Pharmaceuticals, Inc., and Ocuterra Therapeutics, Inc. She served as Senior Vice President, General Counsel and Secretary of InterMune, Inc., a publicly-traded biopharmaceutical company, from 2004 to 2014. From 1998 to 2003, Ms. Steele served as Vice President of Legal Affairs for Elan Pharmaceuticals, a publicly traded pharmaceutical company. Ms. Steele received a B.A. from the University of Colorado, a J.D. from the University of California, Hastings College of the Law, and an LL.M. in Taxation from New York University School of Law. Ms. Steele has earned the National Association of Corporate Directors (NACD) Directorship Certification credential. Our Board believes that Ms. Steele is qualified to serve on our Board due to her expertise in legal matters and corporate governance, her prior experience as general counsel of a public company and her involvement as a board member and advisor for a number of private life science companies.
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CORPORATE GOVERNANCE

Role of the Board of Directors
Our Board oversees and provides guidance for our business and affairs. Our Board oversees the development of our strategy and business planning process and management’s implementation of them and oversees management.
Board Leadership Structure
The positions of Chairman of our Board and Chief Executive Officer are separated. The Chairman of our Board has authority, among other things, to call and preside over Board meetings, to set meeting agendas and to determine materials to be distributed to our directors. The Chairman has substantial ability to shape the work of our Board. We believe that separation of the positions of chairman and chief executive officer reinforces the independence of our Board in its oversight of our business and affairs. In addition, we believe that separation of the positions of chairman and chief executive officer creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of our Board to monitor whether management’s actions are in our best interests and in the best interests of our stockholders. As a result, we believe that having the positions of chairman and chief executive officer separated can enhance the effectiveness of our Board as a whole.
In addition, we have a separate chair for each committee of our Board. The chair of each committee is expected to report to our Board from time to time, or whenever so requested by our Board, on the activities of the committee he or she chairs in fulfilling its responsibilities as detailed in its respective charter or specify any shortcomings should that be the case.
Board Diversity
Our Board is committed to fostering a diversity of backgrounds and perspectives so that our Board positions our company for the future. The members of our Board represent a mix of ages, genders, races, ethnicities, geographies, cultures, and other perspectives that we believe expand our Board’s understanding of the needs and viewpoints of our partners, employees, stockholders, and other stakeholders. The matrix below provides certain information regarding the composition of our Board. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (As of April 7, 2022)
	Female	Male
Part I: Gender Identity
Directors	6	2
Part II: Demographic Background
African American or Black	1	0
White	5	2
Director Independence
As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board consults with our legal counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in Nasdaq listing standards, as in effect from time to time. Consistent with these considerations, after review of all relevant identified transactions or relationships between each of our directors, or any of his or her family members, and the Company, its senior management and its independent auditors, our Board affirmatively determined that all of our directors, except Ms. Johnson who is not considered independent because she is one of our executive officers, are independent directors as defined by Rule 5605(a)(2) of the Nasdaq Listing Rules.
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Board Committees
Our Board has a standing audit, compensation, and nominating and corporate governance committee comprised of the directors identified in the table below. Our Board has determined that all committee members are independent under applicable Nasdaq and SEC rules for committee memberships. Each committee operates under a written charter adopted by our Board that sets out its role and responsibilities, a copy of which is available on our website at www.darebioscience.com.

Director	Audit	Compensation	Nominating & Corporate Governance
Cheryl R. Blanchard, Ph.D.		M
Jessica D. Grossman, M.D.	M		M
Susan L. Kelley, M.D.			C
Sabrina Martucci Johnson
Gregory W. Matz, CPA	C		M
Sophia Ononye-Onyia, Ph.D.			M
William H. Rastetter, Ph.D.		C
Robin J. Steele, J.D., L.L.M.	M	M
C = chairperson; M = member
Board Oversight of Risk
One of the key functions of our Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board, as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements and reviews our information technology and data security policies and practices, and assesses cybersecurity related risks. The Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance practices, including oversight of processes and procedures designed to prevent illegal or improper conduct. The Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
Meetings of the Board and its Committees
During 2021, our Board met 14 times, the Audit Committee met seven times, the Compensation Committee met five times, and the Nominating & Corporate Governance Committee met four times.
All directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served during 2021.
Additional Policies and Practices
Equity Award Grants
We have an Annual Equity Award Grant Policy that sets forth the process and timing for us to follow when we grant annual equity awards to our employees, including our executive officers, pursuant to our equity compensation plans. Under the policy, annual equity awards granted to existing employees must be approved by our Board or the Compensation Committee and will generally be granted, if at all, on the date our Board approves the annual stock option award to our Chief Executive Officer, or if our Board determines not to grant such award, on the date the Board makes such determination, which generally occurs at the first regularly scheduled meeting of our Board each fiscal year. In addition, any such annual grants are considered and approved at a meeting of our Board or the Compensation Committee.
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In addition, the exercise price of all stock options, which is the only type of equity award we have granted, will be at least equal to the closing market price of a share of our common stock on the effective date of grant.
Hedging and Other Prohibitions
Because we believe it is generally improper and inappropriate for our personnel to engage in short-term or speculative transactions involving our securities, our insider trading policy prohibits our personnel, including our directors, officers, employees and consultants, from engaging in any of the following activities, except in limited circumstances with prior approval of the policy administrator:
•trading in our securities on a short-term basis (any shares of our common stock purchased in the open market must be held for a minimum of six months and ideally longer);
•short sales of our securities;
•use of our securities to secure a margin or other loan;
•transactions in straddles, collars or other similar risk reduction or hedging devices; and
•transactions in publicly-traded options relating to our securities.
In addition to our personnel, their related persons, which includes their immediate family members residing with them, others living in their household, family members who do not reside with them but whose transactions in our securities are directed by them or are subject to their influence or control, and any entities they influence or control, are also subject to the foregoing policy.
As of the date of this Proxy Statement, none of our personnel (and none of their related persons) has sought or obtained approval from the administrator of our insider trading policy to engage in any of the activities described above.
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AUDIT COMMITTEE REPORT
The Audit Committee is an audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee operates under a written charter adopted by the Board, a copy of which is available on our website at www.darebioscience.com. The responsibilities and activities of the Audit Committee are described below and in its charter.
Our Board has determined that each member of the Audit Committee is able to read and understand fundamental financial statements, including our balance sheet, income statement and cash flow statement. Our Board has also determined that Mr. Matz qualifies as an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K, and that each member is independent as defined under applicable Nasdaq rules and meets the independent requirements contemplated by Rule 10-3A under the Exchange Act.
The Audit Committee provides advice with respect to our financial matters and assists our Board in fulfilling its oversight responsibilities regarding (i) the quality and integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the evaluation of the adequacy and effectiveness of our internal controls, (iv) the review of potential risk factors, (v) the review of the qualifications, independence and performance of our independent registered public accounting firm, and (vi) the retention and engagement of our independent registered public accounting firm.
Management is responsible for the Company's internal controls and financial reporting process. Mayer Hoffman McCann P.C., or Mayer Hoffman, as the Company's independent registered public accounting firm, is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board, or PCAOB, and to issue a report on the audit process. The Audit Committee's responsibility is to monitor and oversee these processes. In this context, the Audit Committee has met and held discussions with management and Mayer Hoffman regarding the fair and complete presentation of the Company's financial results.
The Audit Committee held seven meetings during the 2021 fiscal year, including regular meetings in conjunction with the close of each fiscal quarter, during which the Audit Committee reviewed and discussed the Company’s financial statements with management and Mayer Hoffman. These Audit Committee meetings routinely include executive sessions of the committee, as well as private sessions with each of Mayer Hoffman and management.
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021 with our management. The Audit Committee has discussed with our independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB Auditing Standard No. 1301 "Communication with Audit Committees" and the SEC. The Audit Committee has received and reviewed the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the PCAOB regarding our independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with our independent registered public accounting firm its independence from our company. Based on the above reviews and discussions, the Audit Committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.

Gregory W. Matz, CPA (Chair)
Jessica D. Grossman, M.D.
Robin Steele, J.D., L.L.M.
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Compensation Committee
The Compensation Committee’s responsibilities include reviewing, approving and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of our Board are carried out and that such policies, practices and procedures contribute to our success. The Compensation Committee also administers our 2007 Stock Incentive Plan, Amended and Restated 2014 Stock Incentive Plan, and if approved by our stockholders, the Compensation Committee will also administer our 2022 Stock Incentive Plan.
The Compensation Committee has adopted processes and procedures for the consideration and determination of executive and director compensation designed to increase stockholder value, reward executive officers for their contribution to achievement of business objectives, and provide competitive compensation that will attract and retain qualified executives and directors. For further information regarding our non-employee director and executive compensation policies and programs, see "Director Compensation," and "Executive Compensation," below.
The Compensation Committee may delegate authority to one or more subcommittees of the Compensation Committee, each subcommittee to consist of at least two members of the Committee. Any such subcommittee, to the extent permitted by the Compensation Committee and to the extent not limited by applicable law, may exercise all the powers and authority of the Compensation Committee.
The Compensation Committee has the authority to directly retain the services of independent consultants and other experts to assist in fulfilling its responsibilities. The Compensation Committee has engaged the services of Aon's Human Capital Solutions practice, a division of Aon plc ("Aon") (formerly known as Radford), a national executive compensation consulting firm, to review and provide recommendations concerning all of the components of our executive compensation program. Aon performs services solely on behalf of the Compensation Committee and has no relationship with the Company or management except as it may relate to performing such services. Aon assists the Compensation Committee in defining the appropriate market of the Company’s peer companies for executive compensation and practices and in benchmarking our executive compensation program against the peer group each year. Aon also assists the Compensation Committee in benchmarking our director compensation program and practices against those of our peers. The Compensation Committee has assessed the independence of Aon pursuant to SEC rules and the corporate governance rules of Nasdaq and concluded that Aon was independent and that the engagement of Aon raised no conflict of interest under applicable SEC and NASDAQ rules.
Nominating and Corporate Governance Committee
The responsibilities of the Nominating and Corporate Governance Committee (“Nominating Committee”) include:

•evaluating and making recommendations to our Board as to the composition, organization and governance of our Board and its committees,
•evaluating and making recommendations as to director candidates,
•evaluating current Board members’ performance
•overseeing the process for Chief Executive Officer and other executive officer succession planning, and
•developing and recommending governance guidelines for the Company.
Generally, our Nominating Committee considers candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. Once identified, the Nominating Committee will evaluate a candidate’s qualifications in accordance with our Nominating Committee Policy Regarding Qualifications of Directors appended to our Nominating Committee’s written charter. Threshold criteria include: personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of our industry, the absence of possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of our stockholders. The Nominating Committee has not adopted a formal diversity policy in connection with the consideration of director nominations or the selection of nominees. However, the Nominating Committee will consider issues of diversity among its members in identifying and considering nominees for director, and strive where appropriate to achieve a
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diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and country of citizenship on our Board and its committees.
If a stockholder wishes to propose a candidate for consideration as a nominee for election to the Board, it must follow the procedures described in our by-laws, including the advance notice procedures therein. The required notice must be in writing and received by our Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.
In general, persons recommended by stockholders will be considered in accordance with our Policy Regarding Qualifications of Directors appended to our Nominating Committee’s written charter. Any such recommendation should be made in writing to the Nominating Committee, care of our Secretary at our principal office and should be accompanied by the following information, which is a summary, concerning each recommending stockholder and the beneficial owner, if any, on whose behalf the nomination is made:

•all information relating to such person that would be required to be disclosed in a proxy statement;
•certain biographical and share ownership information about the stockholder and any other proponent, including a description of any derivative transactions in the Company’s securities;
•a description of certain arrangements and understandings between the proposing stockholder and any beneficial owner and any other person in connection with such stockholder nomination; and
•a statement whether or not either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of voting shares sufficient to carry the proposal.
The recommendation must also be accompanied by the following information concerning the proposed nominee:

•certain biographical information concerning the proposed nominee;
•all information concerning the proposed nominee required to be disclosed in solicitations of proxies for election of directors;
•certain information about any other security holder of the Company who supports the proposed nominee;
•a description of all relationships between the proposed nominee and the recommending stockholder or any beneficial owner, including any agreements or understandings regarding the nomination; and
•additional disclosures relating to stockholder nominees for directors, including disclosures required by our by-laws.
A copy of the Nominating Committee’s written charter, including its appendices, is publicly available on the Company’s website at www.darebioscience.com.
 Director Nominees
The Nominating Committee seeks to assemble a board of directors that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct our business. To that end, the Nominating Committee has identified and evaluated nominees in the broader context of our Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating Committee views as critical to effective functioning of our Board. The biographies of our directors in the section entitled "Board of Directors," above, include information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Nominating Committee to believe that that individual should serve on our Board, however, each of the members of the Nominating Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for our Board, and these views may differ from the views of other members.
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Attendance of Directors at Annual Meetings of Stockholders
We expect all of our directors to attend the Annual Meeting. Our Board has adopted a policy under which each director makes every effort to, but is not required to, attend each annual meeting of our stockholders. All of the directors who were standing for re-election attended last year's annual meeting of stockholders.
Stockholder Communications with the Board
Our Board has adopted a formal process by which stockholders may communicate with our Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Secretary of Daré Bioscience, Inc., 3655 Nobel Drive, Suite 260, San Diego, CA 92122. These communications will be reviewed by the Secretary, who will determine whether the communication is appropriate for presentation to our Board or the relevant director. The purpose of this screening is to avoid having our Board consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications).
Family Relationships; Arrangements; Legal Proceedings
There are no family relationships among any of our directors and executive officers. There are no arrangements or understandings with another person under which our directors and officers was or is to be selected as a director or executive officer. Additionally, none of our directors or executive officers is involved in any legal proceeding that requires disclosure under Item 401(f) of Regulation S-K.
Code of Conduct and Ethics
We have adopted a Corporate Code of Conduct and Ethics and Whistleblower Policy that applies to all our employees, including our Chief Executive Officer and Chief Financial and Accounting Officers. We will provide any person, without charge, a copy of our Corporate Code of Conduct and Ethics and Whistleblower Policy upon written request to Investor Relations, Daré Bioscience, Inc., 3655 Nobel Drive, Suite 260, San Diego, California 92122. We also post on our website a copy of our Corporate Code of Conduct and Ethics and Whistleblower Policy at www.darebioscience.com. Information contained on the website is not incorporated by reference in, or considered part of, this report. We intend to disclose any changes in our Corporate Code of Conduct and Ethics and Whistleblower Policy or waivers from it that apply to our principal executive officer, principal financial officer, or principal accounting officer by posting such information on the same website or by filing with the SEC a Current Report on Form 8-K, in each case if such disclosure is required by SEC or Nasdaq rules.
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EXECUTIVE OFFICERS

Set forth below are the names, ages, offices held, tenure, and certain biographical information of each of our executive officers as of April 7, 2022.

Name	Age	Offices	Executive Officer Since
Sabrina Martucci Johnson	55	Chief Executive Officer, President, Secretary and Director	July 2017
Lisa Walters-Hoffert	63	Chief Financial Officer	July 2017
John Fair	51	Chief Strategy Officer	March 2020
Ms. Johnson’s biographical information is included above with those of the other members of our Board.
Lisa Walters-Hoffert. Ms. Walters-Hoffert has served as our Chief Financial Officer since July 2017, following the completion of the business combination transaction through which the private company that conducted the business we currently conduct, which we refer to as Private Daré, became a public company. She co-founded Private Daré in 2015 and served as its Chief Business Officer since its inception until the completion of the foregoing transaction. Ms. Walters-Hoffert currently serves as a member of the board of directors of Flux Power Holdings, Inc., a publicly-traded company, and as chair of its audit committee. During the 25 years prior to founding Private Daré, Ms. Walters-Hoffert was an investment banker focused primarily on serving small-cap public companies in the technology and life sciences sectors. From 2003 to 2015, Ms. Walters-Hoffert worked for Roth Capital Partners, most recently serving as Managing Director in the Investment Banking Division, overseeing the firm’s San Diego office and its activities with respect to medical device, diagnostic and specialty pharma companies. Ms. Walters-Hoffert has held various positions in the corporate finance and investment banking divisions of Citicorp Securities in San José, Costa Rica and Oppenheimer & Co, Inc. in New York City, New York. Ms. Walters-Hoffert currently serves as a member of the board of directors of the Elementary Institute of Science. She has served as a member of the board of directors of the San Diego Venture Group, as past chair of the UCSD Librarian’s Advisory Board, as past chair of the board of directors of Planned Parenthood of the Pacific Southwest, and as past chair of the audit committee of the Clearity Foundation. Ms. Walters-Hoffert graduated from Duke University with a B.S. in Management Sciences, magna cum laude.
John Fair. Mr. Fair joined Daré in 2018 as its Chief Business Development Officer and was promoted to its Chief Strategy Officer in March 2020 where he is responsible for corporate strategy, commercial planning, licensing, acquisitions, strategic partnering and corporate development. Prior to joining Daré, Mr. Fair was managing director of Capital F Consulting, a privately held consulting firm focused on healthcare consulting, capital raising and investor communications. From January 2015 to September 2016, Mr. Fair was President and Chief Operating Officer of Evofem, Inc., a specialty healthcare company developing products for women's health and infectious disease. In that role, Mr. Fair was responsible for commercial strategy, commercial operations and portfolio planning. From December 2012 to December 2014, Mr. Fair held senior level roles at Evofem, Inc. and its global women's health product distribution partner, WCG. Previously, Mr. Fair served in a number of executive level roles in pharmaceutical strategic consulting and specialty healthcare services businesses. Mr. Fair began his career as a commercial strategy and insights consultant supporting numerous brands and franchises across a number of pharmaceutical specialty markets. Mr. Fair holds a master's degree from University of Pennsylvania, Perelman School of Medicine, a B.A. from Rider University, where he graduated magna cum laude, and has completed executive education in corporate strategy, mergers and acquisitions at Stanford University Graduate School of Business.
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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth certain information, as of April 7, 2022, regarding the beneficial ownership of our common stock for (1) each person known by us to be the beneficial owner of more than 5% of our common stock, (2) each of our directors, (3) each of our named executive officers and (4) all of our current directors and executive officers as a group.
We have determined beneficial ownership in accordance with applicable SEC rules, and the information reflected in the table below is not necessarily indicative of beneficial ownership for any other purpose. Under applicable SEC rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days after the date set forth in the paragraph above through the exercise of any option, warrant or right or through the conversion of any convertible security. Unless otherwise indicated in the footnotes to the table below and subject to community property laws where applicable, we believe, based on the information furnished to us and on SEC filings, that each of the persons named in table below has sole voting and investment power with respect to the shares indicated as beneficially owned.
The information set forth in the table below is based on 84,695,159 shares of our common stock issued and outstanding on April 7, 2022. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options, warrants, rights or other convertible securities held by that person that are currently exercisable or will be exercisable within 60 days after such date. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, the address for each person listed in the table below is c/o Daré Bioscience, Inc., 3655 Nobel Drive, Suite 260, San Diego, California, 92122.

Name	Number of Shares Beneficially Owned	Percentage Beneficially Owned
5% Stockholders
The Vanguard Group (1)	3,056,053	3.6%
Vanguard Index Funds (2)	2,082,157	2.5%
Named Executive Officers and Directors
Sabrina Martucci Johnson (3)	1,674,490	2.0%
Lisa Walters-Hoffert (4)	703,844	*
John Fair (5)	306,166	*
Cheryl R. Blanchard, Ph.D. (6)	52,500	*
Jessica D. Grossman, M.D. (7)	90,000	*
Susan L. Kelley, M.D. (8)	97,300	*
Gregory W. Matz, CPA (9)	90,500	*
Sophia Ononye-Onyia, Ph.D. (10)	15,000	*
William H. Rastetter, Ph.D. (11)	107,604	*
Robin J. Steele, J.D., L.L.M. (12)	338,371	*

All directors and executive officers as a group (10 persons) (13)	3,475,775	4.0%

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*	Less than 1%
(1)
Based on a Schedule 13G filed by The Vanguard Group, Inc. (“Vanguard Group”) on February 9, 2022, reporting ownership as of December 31, 2021. According to such Schedule 13G, Vanguard Group beneficially owns 3,056,053 shares of common stock, has sole dispositive power as to 3,030,136 shares of common stock, and its address is 100 Vanguard Blvd., Malvern, PA 19355. The foregoing information has been included solely in reliance upon, and without independent investigation of, the information in such Schedule 13G.

(2)
Based on a Schedule 13G filed by Vanguard Index Funds - Vanguard Total Stock Market Index Fund (“Vanguard Index Fund”) on February 9, 2022, reporting ownership as of December 31, 2021. According to such Schedule 13G, Vanguard Index Fund beneficially owns 2,082,157 shares of common stock, has sole voting power as to 2,082,157 shares of common stock, and its address is 100 Vanguard Blvd., Malvern, PA 19355. The foregoing information has been included solely in reliance upon, and without independent investigation of, the information in such Schedule 13G.

(3)
Includes 712,428 shares of common stock issuable upon exercise of stock options. The outstanding shares are held by The Vincent S. Johnson and Sabrina M. Johnson Family Trust dated February 14, 2005. Ms. Johnson is the co-trustee of such trust and has shared investment and dispositive power over such shares.

(4)
Includes 260,332 shares of common stock issuable upon exercise of stock options. The outstanding shares are held by The Lisa Walters-Hoffert Survivor’s Trust dated October 31, 2002. Ms. Walters-Hoffert is the trustee of such trust and has sole investment and dispositive power over such shares.

(5)	Includes 306,166 shares of common stock issuable upon exercise of stock options.
(6)	Includes 52,500 shares of common stock issuable upon exercise of stock options.
(7)	Includes 90,000 shares of common stock issuable upon exercise of stock options.
(8)	Includes 97,300 shares of common stock issuable upon exercise of stock options.
(9)
Includes 90,000 shares of common stock issuable upon exercise of stock options. The outstanding shares are held by the Matz Trust Dated December 20, 1999. Mr. Matz is the co-trustee of such trust and has shared investment and dispositive power over such shares.

(10)	Includes 15,000 shares of common stock issuable upon exercise of stock options.
(11)
Includes 97,301 shares of common stock issuable upon exercise of stock options. The outstanding shares are held by William and Marisa Rastetter Trustees of the Rastetter Family Trust U/A Dated 09/02/2010. Dr. Rastetter is the co-trustee of such trust and has shared investment and dispositive power over such shares.

(12)
Includes 92,200 shares of common stock issuable upon exercise of stock options. The outstanding shares are held by the Robin J. Steele Trust DTD 1/30/2015. Ms. Steele is the trustee of such trust and has sole investment and dispositive power over such shares.

(13)
Includes 1,813,227 shares of common stock issuable upon exercise of stock options. The members of this group are our three current executive officers (Ms. Johnson, Ms. Walters-Hoffert and Mr. Fair) and our seven non-employee directors (Drs. Blanchard, Grossman, Kelley, Ononye-Onyia, and Rastetter, Mr. Matz, and Ms. Steele).

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Transactions
Except as set forth below, there has not been any transaction since January 1, 2020, nor is there any currently proposed, that requires disclosure Item 404 of Regulation S-K.
In October 2021, we hired the daughter of our Chief Executive Officer as our Project Manager, and before she joined us as an employee, she provided consulting services to us since 2020. Our Chief Executive Officer does not directly supervise or evaluate the performance of her daughter, and the employment relationship we have with her daughter is periodically evaluated by our Audit Committee for, among other purposes, conflicts of interest purposes. We pay the daughter of our Chief Executive Officer an annual salary of less than $100,000, and she was granted stock options to purchase 24,000 shares of our common stock in 2021 and another option to purchase 5,583 shares of our common stock in 2022. The amount of her salary and the stock option grants are consistent with that paid to and granted to similarly situated employees, and her compensation terms are established directly with her, independent of any relationship she has with our Chief Executive Officer. She also receives other employee benefits on the same basis as similarly situated employees.
Company Policy Regarding Related Party Transactions
Pursuant to its charter, the Audit Committee of our Board has the responsibility to review, approve and oversee any transaction between the Company and a related person (as defined in Item 404 of Regulation S-K) and to develop policies and procedures for Audit Committee’s approval of such transactions. The Audit Committee reviewed, approved and oversees the employment relationship we have with the daughter of our Chief Executive Officer described above.
Indemnification Agreements
As permitted under Delaware law, we have entered into indemnification agreements with our officers and directors that provide that we will indemnify the directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by such director or officer in any action or proceeding arising out of their service as a director and/or officer. The term of the indemnification is for the officer’s or director’s lifetime.

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EXECUTIVE COMPENSATION

Overview
The Compensation Committee of our Board assists in discharging our Board's responsibilities regarding the compensation of our executive officers and of our Board members. The Compensation Committee is currently comprised of three non-employee members of our Board, Cheryl R. Blanchard, Ph.D., William H. Rastetter, Ph.D. and Robin J. Steele, J.D., L.L.M.
Our executive compensation program is intended to attract and retain qualified executive officers and to align their interests with those of our stockholders by incentivizing and rewarding achievement of business objectives that our Board and the Compensation Committee believe will enhance company value and by promoting commitment to long-term success. As a biopharmaceutical company, these objectives are accomplished primarily by positioning us to successfully execute our product development and regulatory approval efforts and to translate those efforts, over time, into greater value for our stockholders through revenue and income from commercialization of, or strategic collaborations with collaborators for, our products and product candidates.
Our executive compensation program primarily consists of (1) base salary, (2) annual performance-based incentive compensation, and (3) long-term equity incentive compensation in the form of stock options with the goal of aligning the long-term interests of executive officers with those of our stockholders and otherwise encouraging the achievement of superior results over an extended time period.
Compensation Determination Process
In the early part of each year, the Compensation Committee deliberates and makes decisions regarding the components of our executive compensation program for the new fiscal year, as well as performance-based compensation payouts for the prior fiscal year. In setting compensation for our executive officers, the Compensation Committee solicits input from our Chief Executive Officer, who recommends to the Compensation Committee the base salary, target annual performance-based incentive compensation and long-term equity incentive compensation components for our executive officers, other than herself, for the new fiscal year, as well as the level of achievement of the performance goals and related payouts for the prior fiscal year. The Compensation Committee is responsible for determining the compensation of our executive officers (other than for our Chief Executive Officer) or recommending the same to our Board for its approval. The Compensation Committee recommends to our Board the compensation for our Chief Executive Officer, and our Board is solely responsible for determining the compensation of our Chief Executive Officer. Our executive officers, including our Chief Executive Officer, are not present during discussions of their respective compensation packages nor do they participate in approving any portion of their own or other executive officer compensation packages.
The Compensation Committee considers a variety of factors, as described below, which may vary from year to year, to set the compensation of our executive officers at levels that the Compensation Committee considers to be competitive and appropriate for each executive, based on the Compensation Committee’s professional experience and judgment:
•Market data from the independent compensation consultant
•The recommendations of our Chief Executive Officer (other than for herself), based on her direct knowledge of employee performance and her industry experience
•Independent compensation consultant recommendations
•Internal pay equity among individuals and positions
•Criticality and scope of job function
•Retention risk
•Company performance
•Individual performance
•Total targeted and historical compensation
•Other factors the Compensation Committee determines appropriate
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In addition, during the first quarter of the year, the performance goals for the then current year are established by the Compensation Committee and our Board. Progress toward the achievement of these goals is reviewed by the Compensation Committee and our Board throughout the year. In the fourth quarter of the year, the Compensation Committee begins to evaluate the achievement of the performance goals for that year and evaluates and selects a peer group for the following year.
With respect to our executive compensation program, the Compensation Committee also, as necessary or appropriate, approves employment contracts, severance arrangements, change in control arrangements and other agreements.
We have a formal policy for the timing of annual equity award grants to our employees, including our executive officers, to provide for a consistent process and to ensure the integrity and efficiency of the equity award process. Under this policy, annual equity awards are granted on the date that our Board approves the annual equity award to our Chief Executive Officer, or if the Board determines not to grant such award, on the date the Board makes such determination, which is usually the first regularly scheduled meeting of our Board each fiscal year. The Compensation Committee may change the annual grant date for any particular year if the Compensation Committee determines that granting annual awards on the date such awards would otherwise be granted under the policy would not be in the company’s best interest.
Compensation Consultant
To provide the Compensation Committee with an external perspective with respect to its evaluation of relevant market and industry practices, the Compensation Committee uses the services of an independent compensation consultant who is retained by, and reports directly to, the Compensation Committee. The Compensation Committee elected to continue retaining Aon's Human Capital Solutions practice, a division of Aon plc ("Aon") (formerly known as Radford), as a third-party compensation consultant to assist the Compensation Committee in establishing the 2021 and 2022 compensation program. Aon conducted analyses and provided advice on, among other things, the appropriate peer group and executive officer and director compensation.
The Compensation Committee annually assesses whether the work of Aon as a compensation consultant has raised any conflict of interest, taking into consideration the following factors: (i) the provision of other services, if any, to Daré by Aon; (ii) the amount of fees Daré paid to Aon as a percentage of the firm’s total revenue; (iii) Aon’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Aon or the individual compensation advisors employed by the firm with any of our executive officers; (v) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and (vi) any of our stock owned by Aon or the individual compensation advisors employed by the firm. The Compensation Committee determined, based on its analysis of the above factors and information provided by Aon relating to the above factors, that the work of Aon and the individual compensation advisors employed by Aon as compensation consultants have not created any conflict of interest.
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2021 Named Executive Officer Compensation
The table below shows the compensation awarded to or paid to, or earned by our named executive officers for the years ended December 31, 2021 and 2020.

2021 Summary Compensation Table
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Option Awards ($) (1)	Non-equity incentive plan compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
Sabrina Martucci Johnson	2021	405,048	—	1,179,768	226,827	11,600	1,823,243
President and Chief Executive Officer	2020	368,225	—	272,845	182,271	11,400	834,741
Lisa Walters-Hoffert	2021	324,038	—	377,526	103,692	11,600	816,856
Chief Financial Officer	2020	294,580	—	66,262	92,793	11,400	465,035
John Fair	2021	324,038	—	377,526	103,692	8,101	813,357
Chief Strategy Officer	2020	294,580	—	66,262	92,793	7,320	460,955

(1)The amounts in this column represent the grant date fair value, determined in accordance with ASC Topic 718, Compensation-Stock Compensation (ASC Topic 718), of stock options granted to the applicable individual. See Note 10. Stock Based Compensation to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 31, 2022 for details as to the assumptions used to determine the fair value of the awards.
(2)Amounts represent performance-based incentive compensation earned for the years indicated.
(3)Amount reflects Company 401(k) match. The Company provides the named executive officers with health, medical and other non-cash benefits generally available to all employees, which are not included in these columns pursuant to SEC rules.
Narrative to Summary Compensation Table
As reflected in the table above, the 2021 compensation of our named executive officers consisted of three primary components: (1) base salary; (2) equity compensation in the form of stock options; and (3) performance-based cash compensation.
Base Salary. The 2021 annual base salary of our named executive officers was as reported in the "salary" column of the summary compensation table, which represented a 10% increase to their prior year annual base salaries to maintain their target total cash compensation at approximately the 10th percentile of the companies included in the 2021 market data. See "—Competitive Assessment of Compensation," below for additional information.
Option Awards. Our named executive officers were each granted a stock option in January 2021 to purchase the following number of shares of common stock: Ms. Johnson, 525,000 shares; Ms. Walters-Hoffert, 168,000 shares, and Mr. Fair, 168,000 shares. Other terms of such stock options are discussed in the footnotes to the table under the section entitled, "Outstanding Equity Awards at Fiscal Year-End," below. Stock options are a key tool in our pay-for-performance philosophy and align the interests of our employees, including our named executive officers, with our stockholders’ interests. Stock options are inherently performance-based, and automatically link executive pay to stockholder return, as the value realized, if any, by the recipient from a stock option depends upon, and is directly proportionate to, the appreciation in our stock price. In preparation for making 2021 executive officer compensation decisions, the Compensation Committee evaluated the appropriate form of long-term incentive compensation and determined to continue to use stock options as the primary incentive for long-term compensation in part because of the foregoing reasons.
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Annual Performance-Based Incentive Compensation. In July 2019, our Board, upon the recommendation of the Compensation Committee, established a performance-based incentive compensation plan that provides annual incentive compensation opportunities for all eligible employees, including our named executive officers. The performance-based incentive compensation plan provides for cash payments based upon the achievement of performance goals related to financial and operational metrics (the “performance goals”), which may include, among others: developmental, clinical or regulatory milestones; business development and financing milestones; and strategic transactions. Performance goals are established for each performance period (which is generally from January 1 to December 31 of each year) by our Board upon the recommendation of the Compensation Committee or by the Compensation Committee. Each performance goal will have a "target" (100% achievement of such goal) and may also have a "minimum" hurdle and/or a "maximum" amount. In addition, our Board or the Compensation Committee may adjust compensation payable under the performance-based incentive compensation plan based on achievement of individual performance goals or pay compensation (including, without limitation, discretionary bonuses) to participants under the performance-based incentive compensation plan based upon such other terms and conditions as our Board or the Compensation Committee may in their discretion determine. Each participant will have a target incentive compensation opportunity set for each performance period. For each participant, a portion of the target incentive compensation may be tied to achievement of individual performance goals. The achievement of the performance goals will be assessed as of the end of the applicable performance period and after such period has ended; however, if any performance goal is based on financial metrics reported in our periodic reports for any particular period, the achievement of such performance goal will be determined after the applicable periodic report has been published, provided that incentive compensation earned at any time in a fiscal year must be paid no later than 74 days after the last day of such fiscal year.
In January 2022, our Board met to consider, among other things, the level of achievement of the performance goals established for 2021 (the "2021 performance period") under our performance-based incentive compensation plan. No individual performance goals were established for the 2021 performance period. The incentive compensation opportunity for our employees, including our named executive officers, for the 2021 performance period was based on our achievement of 11 performance goals established in January 2021. Five of the goals related to the achievement of clinical or preclinical product development milestones (the "operational goals"), three related to the achievement of strategic partnership goals for certain of our product candidates (the "strategic goals"), and the other three related to securing capital to advance the development of our product candidates (the "financial goals"). The weighting for the performance goals was up to the following percentages in the aggregate for the achievement of the applicable goals: 40% for the operational goals, 20% for the strategic goals, and 40% for the financial goals. The incentive compensation amount for each employee is determined by multiplying the aggregate weighting determined to have been achieved for all the performance goals by the applicable employee’s target incentive compensation amount. The 2021 target incentive compensation amounts for Ms. Johnson, Ms. Walters-Hoffert and Mr. Fair were 70%, 40%, and 40%, respectively, of their respective 2021 annual base salary. After careful review of the level of achievement of the 2021 performance goals, our Board, upon the recommendation of the Compensation Committee, determined to award an 80% aggregate weighting to the achievement of the performance goals for all of our employees, including our named executive officers, which reflected a 100% achievement of the operational and financial goals and no achievement of the strategic goals. In making this determination, our Board and the Compensation Committee considered a wide-range of factors, including, among others: the weight associated with each performance goal and whether the goal had been partially or fully met; the degree to which progress occurred toward the achievement of a goal; the level of significance of achieving each goal to our company; that, although certain of such goals were not achieved by the respective dates specified for those goals when established in January 2021, the achievement of such goals at later dates in 2021 did not have an adverse impact on the applicable development program or Daré's financial condition, as applicable; and that not awarding a 100% achievement level to such goals solely because certain of such goals were not achieved by such specified dates could depress employee morale, which could be particularly detrimental to our efforts to incentivize and retain employees and to attract potential employees, especially because of the current environment for talent in the biotech industry, which is exceptionally competitive, and because the total target cash compensation for 2021 for our management team was at approximately the 10th percentile of the companies included in the market data considered when determining 2021 compensation. Accordingly, as reflected in the 2021 Summary Compensation Table, above, our named executive officers earned performance incentive compensation in the following amounts for the 2021 performance period: Ms. Johnson earned $226,827 (80% of 70% of her 2021 annual base salary); Ms. Walters-Hoffert earned $103,692 (80% of 40% of her 2021 annual base salary); and Mr. Fair earned $103,692 (80% of 40% of his 2021 annual base salary).
Our Board, upon the recommendation of the Compensation Committee, determined not to pay any performance incentive compensation for the 2021 performance period with respect to the strategic goals because,
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although substantial progress was made toward the achievement of certain of those goals, none of them were achieved by the dates specified for those goals. However, our Board, upon the recommendation of the Compensation Committee, established a special performance period under our performance incentive compensation plan (the “2022 special performance period”). The sole goal for the 2022 special performance period related to our execution of a Board-approved strategic commercialization agreement for XACIATO (the “XACIATO strategic goal”), and if achieved, all participants in our performance incentive compensation plan, which included our named executive officers, would be awarded a performance incentive compensation equal to 17.5% of the amount of such participant’s target incentive compensation amount for 2021, subject to the other terms and conditions of our performance incentive compensation plan. In establishing the 2022 special performance period and the XACIATO strategic goal, our Board and the Compensation Committee considered a wide-range of factors, including those identified in the paragraph above and that such a goal is substantially similar to certain of the strategic goals for 2021, but with additional time within which to achieve them, and that such incentive compensation amount would have been earned had Daré achieved those strategic goals in 2021, that pursuing a strategic commercialization agreement for XACIATO by the date specified in the strategic goals established for the 2021 performance period would not have resulted in an arrangement that maximized the value of the program to Daré or its stockholders, disincentivizing achievement of this important strategic goal because it was not completed by the date specified in the strategic goals established for the 2021 performance period would impair our ability to achieve our overall business goals, entering into a strategic commercialization agreement for XACIATO during the 2022 special performance period would not adversely affect the commercial launch plan for XACIATO, and that the establishing the 2022 special performance period and the XACIATO strategic goal is important to maintaining employee morale and incentivizing and retaining employees in light of the current exceptionally competitive labor market in the biotech industry.
As previously announced, on March 31, 2022, we entered into an exclusive license agreement with an affiliate of Organon & Co., Organon International GmbH (“Organon”), pursuant to which Organon will obtain exclusive worldwide rights to develop, manufacture and commercialize XACIATO. Although that license agreement was not entered into during the 2022 special performance period, our Board, upon the recommendation of the Compensation Committee, determined to exercise its discretion under the performance-based incentive compensation plan to award incentive compensation to all our employees, including our named executive officers, for entering into the agreement as if it had been entered into during the 2022 special performance period. In making this determination, our Board and the Compensation Committee considered a wide-range of factors, including those identified in the paragraph above and that entering into the license agreement after the 2022 special performance period did not adversely affect the commercial launch plan for XACIATO. Accordingly, our named executive officers earned performance incentive compensation in the following amounts for the 2022 special performance period: Ms. Johnson earned $49,618 (17.5% of 70% of her 2021 annual base salary), Ms. Walters-Hoffert earned $22,683 (17.5% of 40% of her 2021 annual base salary), and Mr. Fair earned $22,683 (17.5% of 40% of his 2021 annual base salary). The 2022 special performance period incentive compensation paid to our named executive officers is not reflected in the 2021 Summary Compensation Table above because the compensation was earned in 2022.
Competitive Assessment of Compensation
As discussed in further detail below, in establishing the various components of our executive officer compensation program, the Compensation Committee considers annually, among other factors, including those discussed above under “Compensation Determination Process,” the target total cash compensation (consisting of both base salary and target incentive compensation amounts) and target total equity compensation of our executive officers against market data primarily to ensure that our executive officer compensation program as a whole is positioned competitively to attract and retain qualified executive officers and that the total compensation opportunity for our executive officers is aligned with our corporate objectives and strategic needs. The components of the market data are based on the availability of sufficient comparative data for an executive officer’s position. The Compensation Committee, with the assistance of Aon, reviews a range of market data reference points (generally at the 10th, 25th, 50th and 75th percentiles of the market data) with respect to target total direct compensation, target total cash compensation (including both base salary and the target annual cash incentive) and equity compensation (valued based on an approximation of grant date fair value), and such reference points are considered in making compensation decisions.
When evaluating our executive officer compensation program for 2021, the Compensation Committee considered market data provided by Aon from its 2020 Radford Global Life Sciences Survey database for pre-commercial companies with a market capitalization of between $20 million to $200 million, headcount of less than 50, and with headquarters in California or in biotech hubs(the “2021 market data”). In December 2020, Aon
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completed an assessment of executive officer compensation based on the 2021 market data to inform the Compensation Committee’s recommendations and determinations of executive officer compensation for 2021. For 2021, the target total cash compensation and the target total equity compensation for our named executive officers was at approximately the 10th percentile and the 50th percentile (based on the percent of company approach), respectively, of the companies included in the 2021 market data.
Early 2022 Compensation Decisions
In January 2022, Aon completed an assessment of our executive officer compensation to inform the Compensation Committee’s recommendations and determinations of executive officer compensation for 2022. Following its review of market data, the Compensation Committee determined that the 2022 target total cash compensation (consisting of both base salary and target incentive compensation amounts) of our executive officers should be between the 10th and 25th percentile of the peer group approved in the fourth quarter of 2021 by the Compensation Committee, based on Aon's recommendation. Consistent with the foregoing, our Board, upon the recommendation of the Compensation Committee, increased 2022 base salaries for Ms. Johnson by 15% and for each of Ms. Walters-Hoffert and Mr. Fair by 12%, and established target incentive compensation amounts for the 2022 annual performance period of 70% for Ms. Johnson and 40% for each of Ms. Walters-Hoffert and Mr. Fair of their respective 2022 annual base salaries, which are the same percentages for such executives as they were for the 2021 performance period.
Employment Agreements and Termination of Employment & Change in Control Arrangements
We have written agreements with each of Ms. Johnson, Ms. Walters-Hoffert and Mr. Fair governing the terms of their employment with us. The following is a summary of the material terms of such agreements, as amended to date, necessary to an understanding of the information disclosed in the summary compensation table.
Each executive is eligible to receive an annual base salary, which may be adjusted at the discretion of our Board.
Each of our named executive officers has the right to participate in any bonus plan or other incentive plans that we may develop or implement.
Each executive is entitled to (1) participate in all equity, pension, savings and retirement plans, welfare and insurance plans, practices, policies, programs and perquisites of employment applicable generally to our senior executives, (2) receive reimbursement for reasonably incurred business expenses and (3) receive paid vacation and holiday time in accordance with policies generally applicable to our senior executives.
Subject to earlier termination, including in the event of death, the employment agreement with each of Ms. Johnson and Ms. Walters-Hoffert provides for a two-year term (which lapsed in August 2019) that automatically renews for successive one-year terms unless either party provides notice of her intent not to renew at least 60 days prior to the applicable expiration date. Ms. Johnson and Ms. Walters-Hoffert may terminate her respective employment for good reason after giving us 14 days to correct or “cure” the circumstances giving rise to a termination for good reason, or for any reason other than for good reason a upon at least 14 days’ prior written notice. We may terminate the employment of Ms. Johnson and Ms. Walters-Hoffert without prior written notice for cause, without cause on 14 days’ prior written notice, or in the event of the executive’s disability. Their employment agreement automatically terminates upon the executive’s death. Our agreement with Mr. Fair is "at will," meaning that either he or we may terminate his employment at any time and for any reason, with or without cause.
The following table summarizes our obligations and the payments and other benefits to which Ms. Johnson and Ms. Walters-Hoffert may be entitled if her employment is terminated for the reason specified, other than in connection with a change of control, which is discussed in the paragraph below the table.
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Reason for Termination	Accrued Obligations(1)	Cash Payments(2)	Other Benefits(2)
•By us for cause. •By the executive without good reason. •Executive’s death or disability. •Executive elects not to renew agreement.	We must pay the executive any accrued obligations as of the date of termination	None.	None.
•By us other than for cause. •By the executive with good reason. •We elect not to renew agreement.	We must pay the executive any accrued obligations as of the date of termination
We must pay the executive:
any accrued but unpaid bonus (or a pro rata portion of such bonus) as of the date of termination; and an amount equal to a specified number of months of the executive’s then-current base salary. (3)
We must provide the executive continuing health benefits coverage for a specified number of months.(3)

(1)Consists of any earned but unpaid base salary, unpaid expense reimbursements, and any vested benefits the executive may have under any employee benefit plan, in each case, as of the date of termination.
(2)Payment and benefits are conditioned on (a) the executive’s continued compliance with her obligations under the employment agreement related to confidentiality and non-interference and intellectual property covenants and (b) the executive (or her estate) executing and delivering a full release of all claims in favor of Daré.
(3)The number of months is 12 for Ms. Johnson and 9 for Ms. Walters-Hoffert.
Under the terms of our employment agreements with Ms. Johnson and Ms. Walters-Hoffert, if their respective employment is terminated by us without cause or by the executive for good reason, in each case, within three months prior to or 12 months following a change of control, then, subject to the applicable executive's continued compliance with customary confidentiality, intellectual property assignment and similar obligations to us, and subject to the delivery of a release of claims in our favor by the executive, (1) the executive is eligible to receive an amount equal to a specified number of months (18 for Ms. Johnson and 12 for Ms. Walters-Hoffert) of the executive’s then-current base salary and target bonus at the rate in effect immediately prior to such termination, (2) the executive will receive continuing health benefits coverage for a specified number of months (18 for Ms. Johnson and 12 for Ms. Walters-Hoffert) and (3) any unvested and outstanding equity interests such executive may have in Daré will fully vest and accelerate.
Under the terms of our change in control policy in which our employees at vice president and above are eligible to participate, if the employment of an employee covered by such policy is terminated by us without cause or if such employee resigns for good reason, in either case, within 90 days before, or 365 days following, the effective date of a change in control, then, subject to the applicable employee's continued compliance with customary confidentiality, intellectual property assignment and similar obligations to us, and subject to the delivery of a release of claims in our favor by such employee, the vesting of all of such employee's equity awards then outstanding that are subject solely to time-based vesting conditions that have not been satisfied will be accelerated in full. The vesting of any equity award that is subject only to performance-based vesting condition(s) or to both performance-based vesting condition(s) and time-based vesting condition(s), will not be accelerated unless such performance-based vesting condition(s) have been satisfied as of the effective date of the termination of employment or, in the case of a termination that occurs before a change in control, as of the effective date of the change in control. Mr. Fair is a participant in our change in control policy, however, neither Ms. Johnson nor Ms. Walters-Hoffert are participants.
All payments made and benefits available to each executive in connection with their employment agreement and under our change in control policy will comply with Internal Revenue Code Section 409A in accordance with the terms of such documents.
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Other Benefits
We maintain a defined contribution employee retirement plan for all our employees. Our 401(k) plan is intended to qualify as a tax-qualified plan under Section 401 of the Internal Revenue Code so that contributions to our 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan. If a participant contributes 5% or more of their compensation, we match their contribution up to 4% of their annual compensation, subject to statutory limits.
We currently do not have any annuity, pension or deferred compensation plan or other arrangements for our executive officers or any employees.
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Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information concerning equity awards held by our named executive officers that were outstanding as of December 31, 2021:

		2021 Outstanding Equity Awards at Fiscal Year-End Option Awards
Name	Date of Grant (1)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Sabrina Martucci Johnson	9/7/2018	156,000	36,000	$1.01	9/7/2028
	1/29/2019	142,187	52,813	$0.759	1/29/2029
	3/6/2020	122,500	157,500	$1.03	3/6/2030
	1/26/2021	109,375	415,625	$2.59	1/26/2031

Lisa Walters-Hoffert	9/7/2018	81,250	18,750	$1.01	9/7/2028
	1/29/2019	54,687	20,313	$0.759	1/29/2029
	3/6/2020	29,750	38,250	$1.03	3/6/2030
	1/26/2021	35,000	133,000	$2.59	1/26/2031

John Fair	9/7/2018	121,875	28,125	$1.01	9/7/2028
	1/29/2019	54,687	20,313	$0.759	1/29/2029
	3/6/2020	29,750	38,250	$1.03	3/6/2030
	1/26/2021	35,000	133,000	$2.59	1/26/2031
(1) All stock options vest and becomes exercisable in 48 equal monthly installments commencing on the one-month anniversary of the date of grant, subject to the executives' continuous service to Daré.

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DIRECTOR COMPENSATION

With the assistance of the Compensation Committee and Aon, the independent compensation consult to the Compensation Committee, our Board periodically reviews and evaluates our non-employee director compensation policy. The following is an overview of our non-employee director compensation policy during 2021, which was designed to allow us to recruit and retain individuals with the requisite experience, skills and characteristics for membership on our Board, and to align the interests of our directors with those of our stockholders through the grant of stock options.
Retainers. Each of our non-employee directors was paid a retainer during 2021 for service on our Board and for each Board committee on which the director served as shown in the table below. Retainers are paid in cash in arrears in four equal quarterly installments, prorated to reflect the actual time served by the director during such quarter. Directors may elect to receive up to 100% of their retainer in the form of awards of unrestricted shares of our common stock. If so elected, on the first trading day of the quarter following the quarter to which the retainer relates, we would issue a number of shares of common stock equal to (x) the amount of the cash retainer that would otherwise have been payable to such director on the date of grant divided by (y) the fair market value of our common stock on the date of grant. Directors wishing to make this election for a given calendar year must make the election on or before the last day of the prior calendar year, except that the election with respect to any year in which a director is newly elected must be made on or before June 30th of such year or such other date as determined by our Board.

Annual Retainer ($)
Board of Directors
Chair	65,000
Member	35,000
Board Committees
Audit Chair	20,000
Audit Member	7,500
Compensation Chair	15,000
Compensation Member	5,000
Nominating and Corporate Governance Chair	10,000
Nominating and Corporate Governance Member	3,500
For 2022, the annual retainer for all directors will increase by $5,000 and the retainers for the non-chair members of the Compensation and Nominating and Corporate Governance Committees will increase by $500. Such increases were approved by our Board, upon the recommendation of the Compensation Committee, which was based on, and consistent with, the recommendation of Aon. Such increases align the cash compensation component of our non-employee director compensation policy with the 50th percentile of our peer group.
Equity Awards.
Initial Award. Each director newly elected to our Board receives an option to purchase shares of our common stock, which vests as to one-third of the shares on each anniversary of the grant date until the third anniversary of the grant date, subject to the director’s continued service as a director, and will become exercisable in full upon a change in control. The number of shares subject to this initial award was 45,000 in 2021. The number of shares subject to the initial award increased to 57,500 for 2022. Such increase, and the increase in the annual award described below, was approved by our Board, upon the recommendation of the Compensation Committee, which was based on, and consistent with, Aon's recommendation, based on an assessment of competitive market data of our peer group. Such increases align the equity compensation component of our non-employee director compensation policy with the 50th percentile of our peer group.
Annual Award. On the date of each annual meeting of stockholders, each director that has served on our board for at least six months (and, if up for election at such annual meeting, is elected at such annual meeting) receives an option to purchase shares of our common stock, which will vest in full on the earlier of the first anniversary of the grant date or immediately prior to our first annual meeting of stockholders occurring after the
2022 Proxy Statement | Page 31

grant date, subject to the director’s continued service as a director, and will become exercisable in full upon a change in control.
The exercise price of each option granted under our non-employee director compensation policy is set at the fair market value of our common stock on the grant date.
The number of shares subject to this annual option grant was 30,000 in 2021. Beginning with the Annual Meeting, the number of shares subject to the annual option grant will increase to 38,000.
Expense Reimbursement. We reimburse our non-employee directors for reasonable travel and other expenses incurred in connection with attending board and committee meetings.
2021 Director Compensation
The following table sets forth the compensation of our non-employee directors during 2021.

2021 Director Compensation
Name	Fee Earned or Paid in Cash	Option Awards (1)	All Other Compensation	Total
Cheryl R. Blanchard, Ph.D.	$40,000	$37,795	$—	$77,795
Jessica D. Grossman, M.D.	$46,000	$37,795	$—	$83,795
Susan L. Kelley, M.D.	$45,000	$37,795	$—	$82,795
Gregory W. Matz, CPA	$56,750	$37,795	$—	$94,545
Sophia Ononye-Onyia, Ph.D.	$26,558	$54,429	$—	$80,987
William H. Rastetter, Ph.D.	$80,000	$37,795	$—	$117,795
Robin J. Steele, J.D., L.L.M.	$47,500	$37,795	$—	$85,295

(1)The amounts in this column represent the grant date fair value, determined in accordance with ASC Topic 718, Compensation-Stock Compensation (ASC Topic 718), of stock options granted to the applicable individual. See Note 10. Stock Based Compensation to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 31, 2022 for details as to the assumptions used to determine the fair value of the awards.
As of December 31, 2021, our non-employee directors had stock options outstanding to purchase the following number of shares of our common stock:

Name	# of Shares Subject to Outstanding Options
Cheryl R. Blanchard, Ph.D.	97,500
Jessica D. Grossman, M.D.	120,000
Susan L. Kelley, M.D.	127,300
Gregory W. Matz, CPA	120,000
Sophia Ononye-Onyia, Ph.D.	45,000
William H. Rastetter, Ph.D.	127,301
Robin Steele, J.D.,L.L.M.	122,200

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EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2021, with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (c) (excluding securities reflected in column a))
Equity compensation plans approved by security holders (1)	4,717,602	$1.65	201,855
Equity compensation plans not approved by security holders	—	$—	—
Total	4,717,602	$1.65	201,855

(1)Consists of securities issued under our 2007 Stock Incentive Plan and our Amended and Restated 2014 Stock Incentive Plan, or the 2014 Plan. Under the 2014 Plan, the number of shares of common stock authorized and reserved for issuance automatically increases on an annual basis on the first day of each fiscal year, by an amount equal to the least of (i) 2,000,000 shares of common stock, (ii) 4% of the number of outstanding shares of our common stock on such date, or (iii) an amount determined by our Board.
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PROPOSAL 1
ELECTION OF DIRECTORS
Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Our Class II directors are up for election at the Annual Meeting.
Our Board, upon the recommendation of the Nominating Committee, has nominated Dr. Rastetter, Mr. Matz and Ms. Steele as Class II directors for election at the Annual Meeting and to serve until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified.
Proxies may not be voted for a greater number of persons than the number of nominees named in this Proxy Statement. Each of the directors nominated by our Board has consented to serving as a nominee, being named in this Proxy Statement, and serving on our Board if elected. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders may vote for any nominee designated by our Board to fill the vacancy.
Vote Required
If a quorum is present at the Annual Meeting, the election of directors will be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Accordingly, the three nominees receiving the most “FOR” votes from the holders of shares present during the Annual Meeting or represented by proxy and entitled to vote on the election of directors will be elected. You may vote “FOR” or “WITHHOLD” authority to vote for each of the director nominees. If you “WITHHOLD” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees. Broker non-votes will have no effect on the election of directors.
OUR BOARD RECOMMENDS A VOTE “FOR” EACH NOMINEE NAMED ABOVE.
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PROPOSAL 2
RATIFICATION OF INDEPENDENT AUDITOR
The Audit Committee has selected Mayer Hoffman McCann P.C., as our independent registered public accounting firm for the fiscal year ending December 31, 2022 and has further directed that management submit such selection for ratification by our stockholders at the Annual Meeting. Mayer Hoffman has served in this capacity since July 2017. The Audit Committee reviews the performance of the independent registered public accounting firm annually.
Neither our by-laws nor other governing documents or law require stockholder ratification of the selection of Mayer Hoffman McCann P.C. as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Mayer Hoffman McCann P.C. to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests and in the best interests of our stockholders. Representatives of Mayer Hoffman McCann P.C. are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Auditor Fees
The following table shows the fees billed by Mayer Hoffman McCann P.C. for our last two fiscal years.

	Fiscal Year
	2021	2020
Audit Fees (1)	$325,212	$204,355
Audit Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees (4)	—	—
Total	$325,212	$204,355

(1)Audit Fees are for professional services rendered for the audit of our annual financial statements and review of financial statements included in our Form 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.
(2)Audit Related Fees are for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not included in Audit Fees. No such services were rendered during 2021 or 2020.
(3)Tax Fees are for professional services for tax compliance, tax advice, and tax planning. No such services were rendered during 2021 or 2020.
(4)All Other Fees are for products and services other than the services reported above. No such services were rendered during 2021 or 2020.
Substantially all of Mayer Hoffman McCann's personnel, who work under the control of Mayer Hoffman McCann’s shareholders, are employees of wholly-owned subsidiaries of CBIZ, Inc., which provides personnel and various services to Mayer Hoffman McCann in an alternate practice structure.
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Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Public Accountant
Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. All audit services for 2021 were pre-approved by the Audit Committee.
Prior to engagement of our independent registered public accounting firm for the next year’s audit, management will present to the Audit Committee the services expected to be required during that year for the following categories:
1.    Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.
2.    Audit-related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.
3.    Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.
4.    Other services are those not captured in the other categories. We generally do not request such services from our independent registered public accounting firm.
Prior to engagement, the Audit Committee pre-approves these services by category. The fees for these services are budgeted and the Audit Committee is informed periodically throughout the year of actual fees versus the budget by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated, currently the Audit Committee chair, must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.
Vote Required
If a quorum is present at the Annual Meeting, this proposal will be approved by our stockholders if a majority of the votes cast by the holders of all the shares of stock present or represented at the meeting and voting affirmatively or negatively on this proposal are “FOR” this proposal. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal. However, this proposal is a routine matter and brokers and other nominees may generally vote in their discretion on routine matters, and therefore broker non-votes are not expected on this proposal.
OUR BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 2.
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PROPOSAL 3
TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
At our 2020 annual meeting of stockholders, our Board recommended that our stockholders approve an advisory vote on the compensation of our named executive officers (commonly referred to as the “say-on-pay” vote) on an annual basis. Approximately 93% of the votes cast at our 2020 annual meeting of stockholders were for the recommendation of our Board, and in response we hold an annual say-on-pay vote. The say-on-pay vote is not intended to address any specific compensation item, but rather our overall approach to the compensation of our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules in this proxy statement (which disclosure includes the related compensation tables included in the “Executive Compensation” section of this proxy statement).
Although the vote on this proposal is advisory, and therefore not binding on us our or our Board, our Board and the Compensation Committee value input from our stockholders and will consider the outcome of the vote in analyzing our approach to the compensation of our executive officers when making future executive compensation decisions. We first held a say-on-pay vote at our 2020 annual meetings of stockholders. The historical approval rates, on an advisory basis, for our executive compensation program have been over 84% for each of 2020 and 2021 annual meetings of stockholders. Our Board and the Compensation Committee believe that this level of approval of our executive compensation program is indicative of our stockholders’ strong support of our compensation philosophy and goals as well as the overall administration of executive compensation by our Board and the Compensation Committee.
As described in more detail in the “Executive Officer Compensation” section of this Proxy Statement, our executive compensation program is intended to attract and retain qualified executive officers and to align the interests of our executive officers with those of our stockholders by incentivizing and rewarding achievement of business objectives that we believe will enhance our value and by promoting commitment to long-term success. Our current executive compensation program primarily includes (1) base salary, (2) annual performance-based incentive compensation, and (3) long-term incentive compensation in the form of stock options with the goal of aligning the long-term interests of executive officers with those of our stockholders and otherwise encouraging the achievement of superior results over an extended time period. Our Board and the Compensation Committee reviews our compensation plans and programs on an ongoing basis and periodically make adjustments taking into account competitive conditions and other factors. Please read the section entitled “Executive Officer Compensation” above for additional details about our executive compensation programs, including information about the fiscal year 2021 compensation of our named executive officers. This advisory vote gives our stockholders the opportunity to approve or not approve our executive compensation programs and policies by voting on the following resolution:
“RESOLVED, that the stockholders of Daré Bioscience, Inc. approve, on an advisory basis, the compensation paid to the company’s named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion.”
The vote on this proposal will not be construed to create or imply any change to the fiduciary duties of our Board, or to create or imply any additional fiduciary duties for our Board. The approval or disapproval of this proposal by our stockholders will not require our Board to take any action regarding our executive compensation practices and will not alter any contractual obligations between us and any of our executive officers or other employees.
Vote Required
If a quorum is present at the Annual Meeting, this proposal will be approved by our stockholders if a majority of the votes cast by the holders of all the shares of stock present or represented at the meeting and voting affirmatively or negatively on this proposal are “FOR” this proposal. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
OUR BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 3.
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PROPOSAL 4
TO APPROVE THE DARÉ BIOSCIENCE, INC. 2022 STOCK INCENTIVE PLAN
At the Annual Meeting, we are asking our stockholders to approve the Daré Bioscience, Inc. 2022 Stock Incentive Plan (the “2022 Plan”). The 2022 Plan was approved by our Board on April 11, 2022 (the “Adoption Date”), conditioned on and subject to obtaining stockholder approval of the 2022 Plan. We are requesting approval of a new equity compensation plan to replace our Amended and Restated 2014 Stock Incentive Plan (the “2014 Plan”) for future equity compensation awards.
Having a stock incentive plan with an adequate number of shares available for future grants is necessary to promote our long-term success and the creation of stockholder value by:
•enabling us to continue to attract and retain the services of key service providers who would be eligible to receive awards under the 2022 Plan;
•aligning participants’ interests with stockholders’ interests through incentives that are based upon the performance of our common stock;
•motivating participants, through equity incentive awards, to achieve long-term growth in our business, in addition to short-term financial performance; and
•providing a long-term stock incentive program that is competitive as compared to other companies with whom we compete for talent.
We currently grant stock-based incentive awards to our employees, consultants, advisors, and directors (collectively, “Participants”) under the 2014 Plan. After its original adoption in 2014, the 2014 Plan was subsequently amended and the last such amendment (which included an increase in shares available to be granted under the 2014 Plan) was approved by our stockholders in 2018. If stockholders approve the 2022 Plan, then the 2022 Plan will become effective on the date of approval (the "Effective Date") and no further awards will be granted under the 2014 Plan. If stockholders do not approve the 2022 Plan, then the 2014 Plan will remain in place as-is and awards can continue to be granted under the 2014 Plan subject to its maximum share limit and its expiration date. Regardless of whether the 2022 Plan is approved by our stockholders, awards that are outstanding under the 2014 Plan will continue to remain outstanding pursuant to their terms and conditions. If the 2022 Plan is approved by our stockholders, then (a) shares of common stock underlying awards granted under the 2014 Plan or our 2007 Stock Incentive Plan that expire, terminate or are otherwise forfeited on or after the Effective Date will become available for issuance under the 2022 Plan, and (b) shares of common stock that are unissued under the 2014 Plan and not subject to an outstanding award granted under the 2014 Plan as of the end of the day on the date before the Effective Date will become available for issuance under the 2022 Plan; provided that the maximum aggregate number of shares that may be subject to awards granted under the 2022 Plan resulting from clause (a) and (b) is 6,903,270.
Similar to the 2014 Plan, the 2022 Plan will permit the discretionary award of incentive stock options (“ISOs”), nonstatutory stock options (“NQSOs”), restricted stock, restricted stock units, stock appreciation rights (“SARs”) and/or other stock-based equity awards to Participants. Such awards may be granted beginning on the date of stockholder approval of the 2022 Plan and continuing through the day before the tenth anniversary of the Adoption Date, or the earlier termination of the 2022 Plan, and in any event subject to the maximum share limit of the 2022 Plan.
Number of Shares Requested to be Approved for the 2022 Plan
Management recommended and the Compensation Committee and the Board each unanimously approved that a share pool reserve of 9,400,000 shares of common stock be set aside for future issuance under the 2022 Plan.
In determining the number of shares to reserve under the 2022 Plan, the Company considered its historical gross burn rate which is depicted in the below table. The gross burn rate is the gross number of equity award shares granted in a given year divided by the weighted average shares of common stock outstanding for the same year. Gross burn rate, unlike net burn rate, excludes the add-back of cancelled or forfeited equity awards in the calculation. The Company’s calculated three-year average gross burn rate is approximately only 3.9%.
2022 Proxy Statement | Page 38

		Fiscal Year
		2021	2020	2019
	Total number of shares of common stock subject to stock options granted	2,052,075	906,965	832,500
	Total number of shares of common stock subject to stock awards granted	—	—	—
	Weighted-average number of shares of common stock outstanding	61,154,157	30,091,469	15,578,959
	Gross burn rate(1)	3.4%	3.0%	5.3%

(1)	Gross burn rate is calculated as (a) shares of common stock subject to awards granted divided by (b) the weighted average shares of common stock outstanding.
The table below provides a summary of awards that are outstanding under the 2014 Plan as of April 26, 2022, the record date for the Annual Meeting. The only type of award outstanding under the 2014 Plan as of such date are stock options:

Award Type	Number of Outstanding Shares	Weighted Average Exercise Price	Weighted Average Remaining Term
Stock Options	6,261,095	$1.42	8.3 years
As of the record date for the Annual Meeting, there were 84,711,346 shares of common stock outstanding and 642,175 shares remained available for issuance under the 2014 Plan (assuming that all outstanding awards are ultimately settled for their full number of shares and are not forfeited or modified). Upon stockholder approval of the 2022 Plan, no new awards will be issued under the 2014 Plan.
If the 2022 Plan is approved by our stockholders, then (a) shares of common stock underlying awards granted under the 2014 Plan or our 2007 Stock Incentive Plan that expire, terminate or are otherwise forfeited on or after the Effective Date will become available for issuance under the 2022 Plan, and (b) shares of common stock that are unissued under the 2014 Plan and not subject to an outstanding award granted under 2014 Plan as of the end of the day on the date before the Effective Date will become available for issuance under the 2022 Plan; provided, that the maximum aggregate number of shares that may be subject to awards granted under the 2022 Plan resulting from clause (a) and (b) is 6,903,270 (collectively, referred to as the “Prior Plan Returning Shares”).
The approximate impact of the requested share reserve for the 2022 Plan on stockholder dilution is shown in the below table (the below figures represent a percentage of our outstanding basic number of shares as of the record date for the Annual Meeting).

Dilutive effect of requested new shares (9.4 million) under the 2022 Plan (1)	10%
Dilutive effect of requested new shares under the 2022 Plan plus the Prior Plan Returning Shares (2)	16%

(1) Calculated as follows: (a) 9.4 million divided by (b) (i) number of shares of common stock outstanding as of the record date plus (ii) 9.4 million.
(2) Calculated as follows: (a) (i) 9.4 million plus (ii) the maximum number of Prior Plan Returning Shares divided by (b) (i) number shares of common stock outstanding as of the record date plus (ii) 9.4 million plus (iii) the maximum number of Prior Plan Returning Shares. Because the Prior Plan Returning Shares includes shares subject to outstanding awards granted under the 2014 Plan and the 2007 Stock Incentive Plan that expire, terminate or are otherwise forfeited on or after the Effective Date, the percentage reflected in this row also represents the total potential dilution to stockholders if shares subject to outstanding awards granted under the 2014 Plan or the 2007 Stock Incentive Plan are actually issued in respect of such awards.

After considering the foregoing, along with our expected future equity grant practices, the Board determined that 9,400,000 shares would be an appropriate number to satisfy our equity compensation needs for the next three years. This amount is intended to manage our equity compensation needs until approximately 2025, depending on a variety of factors, including, but not limited to, stock price, hiring, and long-term incentive compensation mix. Additional information on our equity compensation plans is available elsewhere in this proxy statement under the section entitled “Equity Compensation Plan Information.” As of April 26, 2022, the fair market value of a share of our common stock (as determined by the closing price on that date) was $1.16 per share.
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Why Stockholders Should Vote for the 2022 Plan
The 2022 Plan Combines Compensation and Governance Best Practices
The following points summarize why the Board strongly believes that the 2022 Plan is essential for our future success and that stockholders should therefore approve the 2022 Plan:
•Alignment with Stockholders. Achieving superior long-term results for our stockholders always has been one of our primary objectives and, therefore, it is essential that employees think and act like owners of the Company. Stock ownership helps enhance the alignment of the long-term economic interests of our employees with those of our stockholders. Accordingly, we have historically granted equity compensation awards to encourage alignment of the interests of our management and our employees with the long-term economic interests of our stockholders. As of the record date for the Annual Meeting, the 2014 Plan has only 642,175 unissued shares available for future grant. Therefore, if the 2022 Plan is not approved by our stockholders, we will soon lose our ability to grant equity compensation awards to key employees, which will reduce our ability to further align our employees’ long-term economic interests with those of our stockholders.
•Providing Competitive Compensation. A critical factor in successfully achieving our business objectives and creating long-term value for our stockholders is the ability to provide long-term equity compensation to our key service providers. Participation in our equity compensation plan rewards these employees for performance by giving them an opportunity to participate in our growth, thereby further aligning their interests with those of our stockholders. Our direct competitors and our peer companies rely on equity compensation to attract and retain top talent in our industry and remain competitive. We believe that any failure by us to offer competitive levels of equity compensation in attracting and retaining important management and key employees would have an adverse effect on our business.
•Maintaining Balanced Compensation. A balanced approach to executive compensation, using a mix of salaries, performance-based incentive compensation and long-term equity incentives, helps prevent management from making decisions that favor short-term results over longer-term stability and profitability. Without a sufficient share pool from which to grant long-term equity awards to Participants, our ability to inhibit favoring short-term results would be hampered.
•Conservative Number of Requested Shares. The 9,400,000 shares of common stock that will become available for grant under the 2022 Plan would represent approximately 11% of the number of shares of our common stock that are outstanding as of the record date for the Annual Meeting. The share authorization request is a conservative amount designed to manage our equity compensation needs until approximately 2025, at which time stockholders would be able to re-evaluate any additional share authorization request.
•Corporate Governance Improvements. The 2022 Plan provides certain corporate governance enhancements which were not part of the 2014 Plan, including, without limitation:
◦Removing the share evergreen provision in the 2014 Plan that permitted the increase in the share pool without requiring stockholder approval;
◦Establishing a minimum vesting period of at least one year (excluding any award granted to a non-employee director that vests on the earlier of the first anniversary of the date of grant or Daré’s next annual meeting of stockholders), after grant for at least 95% of 2022 Plan awards; and
◦Providing that dividends/dividend equivalents may only be paid out on awards that are vested or which become vested.
•Repricing is Not Allowed. The 2022 Plan prohibits the repricing of stock options and stock appreciation rights granted under the 2022 Plan without prior stockholder approval.
•No Liberal Share Counting. The following shares will not become available again for issuance under the 2022 Plan: (i) in the event that a stock appreciation right granted under the 2022 Plan is settled in shares, the gross number of shares subject to such stock appreciation right; (ii) shares that are reacquired or withheld (or not issued) by Daré to satisfy the exercise, strike or purchase price of an award granted under the 2022 Plan; (iii) shares that are reacquired or withheld (or not issued) by Daré to satisfy a tax withholding obligation in connection with an award granted under the 2022 Plan; and (iv) shares repurchased by Daré on the open market with the proceeds of the exercise, strike or purchase price of an award granted under the 2022 Plan.
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•No Discounted Stock Options or SARs. All stock options and SARs granted under the 2022 Plan must have an exercise price equal to or greater than the fair market value of our shares of common stock on the date the stock option or stock appreciation right is granted.
•Limit on Non-Employee Director Compensation. The aggregate value of all equity-based compensation granted by us to any individual for service as a non-employee director with respect to any fiscal year of Daré will not exceed a total of $500,000. For purposes of this limitation, the value of any equity-based awards is calculated based on the grant date fair value of such awards for financial reporting purposes.
•Specific Disclosure of Equity Award Vesting upon a Change in Control. The 2022 Plan specifically provides that in the event of a change in control of Daré, if the surviving or acquiring corporation (or its parent company) does not assume or continue outstanding awards granted under the 2022 Plan, or substitute similar awards for such outstanding awards, then with respect to any such awards that have not been assumed, continued or substituted and that are held by participants whose continuous service has not terminated prior to the change in control, the vesting of such awards will be accelerated in full (and with respect to any performance-based awards, vesting will be deemed to be satisfied at the greater of (i) the target level of performance or (ii) the actual level of performance measured in accordance with the applicable performance goals as of the date of the change in control).
•No Liberal Change in Control Definition. The change in control definition in the 2022 Plan is not a “liberal” definition. A change in control transaction must actually occur in order for the change in control provisions in the 2022 Plan to be triggered.
Highlights of Material Differences between the 2022 Plan and the 2014 Plan
The following table highlights certain of the differences between the 2022 Plan and the 2014 Plan:

Plan Feature	2014 Plan	2022 Plan
Plan Share and ISO Grant Limits
(a) 1,509,463 shares, plus
(b) up to 537,422 shares from terminated awards granted under the Company's 2007 Stock Incentive Plan or the 2014 Plan, plus
(c) an annual increase in shares equal to the lower of (i) 2,000,000 shares, (ii) 4% of the number of outstanding shares on the first day of the fiscal year or (iii) an amount determined by the Board.

(a) 9,400,000 shares, plus
(b) such number of shares of common stock underlying awards granted under the 2014 Plan or our 2007 Stock Incentive Plan that expire, terminate or are otherwise forfeited on or after the Effective Date will become available for issuance under the 2022 Plan, plus
(c) such number of shares of common stock that are unissued under the 2014 Plan and not subject to an outstanding award granted under the 2014 Plan as of the end of the day on the date before the Effective Date; provided, that the maximum aggregate number of shares that may be subject to awards granted under the 2022 Plan resulting from clause (a) and (b) is 6,903,270 shares).

Plan Expiration	March 26, 2024	April 11, 2032
Internal Revenue Code (the “Code”) Section 162(m)	Contained various provisions to enable Awards to qualify as Code Section 162(m) performance-based compensation and avoid being counted towards $1 million per year deductible compensation limit for certain executive officers	Does not contain Code Section 162(m) related provisions in light of 2017 change in federal income tax laws which effectively removed the ability to have Code Section 162(m) performance-based compensation awards
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Dividends and Dividend Equivalents	Could be paid to participants holding unvested awards	Will be paid to participants holding unvested awards only if such awards become vested
Minimum Vesting Period	N/A	At least 95% of awards must have minimum vesting period of at least one year after grant (excluding awards granted to non-employee directors that vest (or, if applicable, becomes exercisable) on the earlier of the first anniversary of the date of grant or the Company’s next annual meeting of stockholders)
Description of the 2022 Plan
A summary of the principal features of the 2022 Plan follows below. The summary is qualified by the full text of the 2022 Plan, which attached as Appendix A.
Eligibility. The 2022 Plan allows us to make grants of stock options, restricted stock awards, stock appreciation rights and other stock-based awards to employees, consultants, officers and directors who are in a position to make a significant contribution to our long-term success. All our employees, consultants, advisors, officers and directors are eligible to participate in the 2022 Plan. As of the record date for the Annual Meeting, approximately 27 employees (including three executive officers) and seven non-employee directors would be eligible to participate in the 2022 Plan.
Shares Available for Issuance. If our stockholders approve the 2022 Plan, the total number of shares of our common stock that will be reserved and available for issuance under the 2022 Plan will be
(a)9,400,000 plus:
(b)such number of shares of common stock underlying awards granted under the 2014 Plan or our 2007 Stock Incentive Plan that expire, terminate or are otherwise forfeited on or after the Effective Date will become available for issuance under the 2022 Plan, plus
(c)such number of shares of common stock that are unissued under the 2014 Plan and not subject to an outstanding award granted under the 2014 Plan as of the end of the day on the date before the Effective Date; provided that the maximum aggregate number of shares that may be subject to awards granted under the 2022 Plan resulting from clause (a) and (b) is 6,903,270.
Generally, shares of common stock reserved for awards under the 2022 Plan that lapse or are canceled (other than by exercise) will be added back to the share reserve available for future awards. However, shares of common stock tendered in payment for an award or shares of common stock withheld for taxes are not available again for future awards. Substitute awards may be issued under the 2022 Plan in assumption of or substitution for or exchange for awards previously granted by an entity which we (or an affiliate) acquire and such substitute awards shall not count against the share grant limits.
In no event shall awards granted under the 2022 Plan to any non-employee director, in any calendar year, exceed an aggregate grant date fair value of $500,000, except that the foregoing limitation shall not apply to awards granted (i) pursuant to an election by a non-employee director to receive the award in lieu of cash for all or a portion of cash fees to be received for service on our Board or any committee, or (ii) in connection with a non-employee director initially joining our Board.
Stock Options. Stock options granted under the 2022 Plan may either be incentive stock options, which are intended to satisfy the requirements of Section 422 of the Code, or non-statutory stock options, which are not intended to meet those requirements. Incentive Stock Options may be granted to employees of the Company and its affiliates. Non-statutory options may be granted to employees, directors, officers and consultants of the Company and its affiliates. The exercise price of a stock option may not be less than 100% of the fair market value of our common stock on the date of grant, provided that if our Board approves the grant of an option with an exercise price
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to be determined on a future date, the exercise price shall not be less than 100% of the fair market value on such future date. The term of a stock option may not be longer than ten years. If an incentive stock option is granted to an individual who owns more than 10% of the combined voting power of all classes of our capital stock, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant and the term of the option may not be longer than five years.
Stock Appreciation Rights. A SAR is the right to receive, upon exercise, an amount equal to the difference between the fair market value of the shares on the date of the SAR’s exercise and the aggregate measurement price of the shares covered by the exercised portion of the SAR. The Committee determines the terms of SARs, including the measurement price (provided that such per share measurement price cannot be less than the fair market value of a share of our common stock on the date of grant), the vesting and the term of the SAR. The maximum term for SARs granted under the 2022 Plan may not exceed ten years from the date of grant, subject to the discretion of the 2022 Plan Committee to establish a shorter period. Settlement of a SAR may be in shares of common stock or in cash, or any combination thereof, as the Committee may determine. Stock appreciation rights may not be repriced or exchanged without stockholder approval.
Restricted Stock. Restricted stock is common stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a “restricted period” during which the grantee must satisfy certain time or performance-based vesting conditions. If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock is forfeited. During the restricted period, the holder of restricted stock has the rights and privileges of a regular stockholder, except that the restrictions set forth in the applicable award agreement apply, and that any dividends we declare and pay with respect to shares of restricted stock are paid only if and when such shares become free of restrictions on transferability and forfeitability that apply to such shares.
Restricted Stock Units. Restricted stock units are phantom shares that vest in accordance with terms and conditions established by our Board and when the applicable restrictions lapse, the grantee will be entitled to receive a payout in cash, shares or a combination thereof based on the number of restricted stock units specified in the award agreement. To the extent provided in an award agreement, dividend equivalents may be paid currently or credited to an account for the holder, may be settled in cash and/or shares of our common stock and shall be subject to the same restrictions on transfer and forfeitability as the restricted stock units with respect to which such dividend equivalents are paid.
Other Stock-Based Awards. The 2022 Plan also authorizes the grant of other types of stock-based compensation. Our Board or an authorized committee may award such stock-based awards subject to such conditions and restrictions as it may determine. These conditions and restrictions may include continued employment with us through a specified restricted period or achievement of one or more performance goals.
Plan Administration. In accordance with the terms of the 2022 Plan, our Board has authorized our Compensation Committee to administer the 2022 Plan. The Compensation Committee may delegate part of its authority and powers under the 2022 Plan to one or more subcommittees, each subcommittee to consist of at least two members of the Compensation Committee, or to one or more officers of the Company, but only the Compensation Committee or our Board can make awards to a participant who is an “executive officer” of the Company (as defined by Rule 3b-7 under the Exchange Act) or who is an “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act). In accordance with the provisions of the 2022 Plan, our Compensation Committee determines the terms of awards, including:
•which employees, directors and consultants will be granted awards;
•the number of shares subject to each award;
•the vesting provisions of each award;
•the termination or cancellation provisions applicable to awards; and
•all other terms and conditions upon which each award may be granted in accordance with the 2022 Plan.
In addition, our Compensation Committee may, in its discretion, amend any term or condition of an outstanding award provided (i) such term or condition as amended is permitted by our 2022 Plan, and (ii) any such amendment shall be made only with the consent of the participant to whom such award was made, if the
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amendment is adverse to the participant unless such amendment is required by applicable law or necessary to preserve the economic value of such award.
In addition, the Board may use the 2022 Plan to issue shares under other plans or sub-plans as may be deemed necessary or appropriate, such as to provide for participation by non-U.S. employees and those of any of our subsidiaries and affiliates.
The Board may suspend vesting, settlement, or exercise of awards pending a determination of whether a Participant’s service should be terminated for cause (in which case outstanding awards would be forfeited). Awards may be subject to any policy that the Board may implement on the recoupment of compensation (referred to as a “clawback” policy).
The members of the Board, the Committee and their delegates shall be indemnified by the Company for actions taken or not taken regarding the 2022 Plan except in the cases of fraud or bad faith.
Stock Dividends and Stock Splits. If our common stock shall be subdivided or combined into a greater or smaller number of shares or if we issue any shares of common stock as a stock dividend, the number of shares of our common stock deliverable upon exercise of an option issued or upon issuance of an award shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the exercise price per share of stock options or purchase price, if any, to reflect such subdivision, combination or stock dividend.
Limited Transferability. Awards granted under the 2022 Plan generally are not transferrable other than by will or by the laws of descent and distribution. However, the Board may in its discretion permit the transfer of awards other than ISOs. Generally, where transfers are permitted, they will be permitted only by gift to a member of the Participant’s immediate family or to a trust or other entity for the benefit of the Participant and/or member(s) of his or her immediate family.
Termination of Service. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant.
Corporate Transactions. Upon a merger or other reorganization event, or collectively referred to as a Reorganization Event, our Board, may, in its sole discretion, take any one or more of the following actions pursuant to our 2022 Plan, as to some or all outstanding awards, other than restricted stock awards:
•provide that all outstanding awards shall be assumed or substituted by the successor corporation;
•upon written notice to a participant, provide that all of the participant’s unvested and/or unexercised awards will terminate immediately prior to the consummation of such transaction unless exercised by the Participant within a specified period following the date of such notice;
•provide that outstanding awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an award shall lapse, in whole or in part prior to or upon such transaction;
•in the event of a Reorganization Event pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the Reorganization Event, make or provide for a cash payment to the participants with respect to each award held by a participant equal to (A) the number of shares of our common stock subject to the vested portion of the award, multiplied by (B) the excess, if any, of (i) the cash payment less (ii) the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award;
•provide that, in connection with a liquidation or dissolution of the Company, awards shall convert into the right to receive liquidation proceeds; and
•any combination of the foregoing.
Upon a Reorganization Event involving our liquidation or dissolution, all restrictions and conditions on all restricted stock awards then outstanding will automatically be deemed terminated or satisfied. Upon a Reorganization Event not involving our liquidation or dissolution, all such restrictions and conditions will inure to the benefit of our successor, provided, however, that our Board may provide that all such restrictions and conditions will be terminated or satisfied.
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The 2022 Plan will continue in effect until it is terminated, provided, however, that all awards will be granted, if at all, on or prior to April 11, 2032. Our Board may amend, suspend or terminate the 2022 Plan at any time, provided that certain amendments to the plan shall be subject to stockholder approval prior to their effectiveness.
Repricing; Cancellation and Re-Grant of Awards. Under the 2022 Plan, the Plan Administrator does not have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise or strike price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise or strike price greater than the then-current fair market value of our common shares in exchange for cash or other awards without obtaining the approval of our shareholders. Such approval must be obtained within 12 months prior to such an event.
Minimum Vesting Requirements. Under the 2022 Plan, at least 95% of awards must have minimum vesting period of at least one year after grant (excluding any award granted to a non-employee director that vests on the earlier of the first anniversary of the date of grant or our next annual meeting of shareholders.
Dividends and Dividend Equivalents. The 2022 Plan provides that dividends or dividend equivalents may be paid or credited with respect to any of our common shares subject to an award, as determined by the Plan Administrator and contained in the applicable award agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable award agreement (including any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date such shares are forfeited to or repurchased by us due to a failure to vest.
Governing Law. The 2022 Plan will be governed by the laws of the State of Delaware (which is the state of our incorporation) except for conflict of law provisions.
Federal Income Tax Considerations
The following is a brief general summary, as of April 1, 2022, of the federal income tax consequences to us and to U.S. participants for awards granted under the 2022 Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant’s death or provisions of income tax laws of any municipality, state or other country. We advise participants to consult with a tax advisor regarding the tax implications of their awards under the 2022 Plan.
Incentive Stock Options. For federal income tax purposes, the holder of an ISO has no taxable income at the time of the grant or exercise of the ISO. If such person retains the common stock acquired under the ISO for a period of at least two years after the stock option is granted and one year after the stock option is exercised, any gain upon the subsequent sale of the common stock will be taxed as a long-term capital gain. If the participant disposes of the shares within the two-year or one-year periods referred to above, the participant will recognize ordinary income equal to the lesser of (i) the excess of the fair market value over the exercise price of the shares on the date of exercise, or (ii) the excess of the amount realized on the disposition over the exercise price for the shares. Any remaining gain or loss will be long-term or short-term capital gain or loss depending on whether the participant has held the shares for more than one year. Utilization of losses is subject to special rules and limitations. The difference between the option exercise price and the fair market value of the shares on the exercise date of an ISO is an adjustment in computing the holder’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the participant’s regular income tax for the year.
Nonstatutory Stock Options. A participant who receives an NQSO generally will not realize taxable income on the grant of such option, but will realize ordinary income at the time of exercise of the stock option equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise. Any additional gain or loss recognized upon any later disposition of the shares would be short- or long-term capital gain or loss, depending on whether the shares had been held by the participant for more than one year.
Stock Appreciation Rights. No taxable income is generally reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received plus the fair market value of any shares received. Any additional gain or loss recognized
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upon any later disposition of any shares received would be a short- or long-term capital gain or loss, depending on whether the shares had been held by the participant for more than one year.
Restricted Stock. A participant will generally not have taxable income upon grant of unvested restricted shares unless he or she elects to be taxed at that time pursuant to an election under Code Section 83(b). Instead, the participant will recognize ordinary income at the time(s) of vesting equal to the fair market value (on each vesting date) of the shares minus any amount paid for the shares.
Restricted Stock Units. No taxable income is generally reportable when unvested restricted stock units are granted to a participant. Upon settlement of restricted stock units which have vested, the participant will recognize ordinary income at the time(s) of settlement equal to the sum of the fair market value (on each settlement date) of any shares issued to the participant plus any cash received by the participant.
Income Tax Effects for the Company. We generally will be entitled to a tax deduction in connection with an award under the 2022 Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, upon the exercise of an NQSO).
Internal Revenue Code Section 162(m). Code Section 162(m) generally does not allow a publicly-held corporation to claim a federal income tax deduction for compensation that exceeds $1 million paid in any tax year with respect to those persons who were/are our principal executive officer, principal financial officer and each of the other three most highly compensated officers for any fiscal year after December 31, 2016 (“Covered Employees”). It is impossible to be certain that all 2022 Plan awards or any other compensation paid by the Company to Covered Employees will be tax deductible. In order to maintain flexibility in compensating executive officers in a manner designed to promote corporate goals, the Board has not adopted a policy that all executive compensation must be tax deductible.
Internal Revenue Code Section 409A. Section 409A of the Code governs the federal income taxation of certain types of nonqualified deferred compensation arrangements. A violation of Section 409A of the Code generally results in an acceleration of the recognition of income of amounts intended to be deferred and the imposition of a federal excise tax of 20% on the employee over and above the income tax owed, plus possible penalties and interest. The types of arrangements covered by Section 409A of the Code are broad and may apply to certain awards available under the 2022 Plan (such as restricted stock units). The intent is for the 2022 Plan, including any awards available thereunder, to comply with the requirements of Section 409A of the Code to the extent applicable. As required by Code Section 409A, certain nonqualified deferred compensation payments to “specified employees” may be delayed to the seventh month after such employee’s separation from service.
Internal Revenue Code Section 280G. For certain employees, if a change in control of the Company causes an award to vest or become newly payable or if the award was granted within one year of a change in control of the Company and the value of such award or vesting or payment, when combined with all other payments in the nature of compensation contingent on such change in control, equals or exceeds the dollar limit provided in Code Section 280G (generally, this dollar limit is equal to three times the five year historical average of the employee’s annual compensation as reported on Form W-2), then the entire amount exceeding the employee’s average annual compensation will be considered to be an excess parachute payment. The recipient of an excess parachute payment must pay a 20% excise tax on this excess amount, for which the Company must withhold, and the Company cannot deduct the excess amount from its taxable income.
New Plan Benefits under the 2022 Plan
All 2022 Plan awards will be granted at the 2022 Plan Committee’s discretion, subject to the limitations described in the 2022 Plan. Therefore, the specific benefits and amounts that will be received or allocated to certain participants under the 2022 Plan are not presently determinable. However, pursuant to our current compensation arrangement for non-employee directors, and based on the current composition of our Board, the aggregate number of shares of our common stock subject to awards that will automatically be granted on an annual basis to all of our current non-employee directors as a group should be 266,000 shares (which consists of a stock option to purchase 38,000 shares to each of our other current non-employee directors). Any such stock options granted on or after the date of the annual meeting will be granted under the 2022 Plan if this Proposal 4 is approved by our stockholders. For additional information regarding our current compensation arrangement for non-employee directors, please see “Director Compensation” above.
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Vote Required
If a quorum is present at the Annual Meeting, the approval of Proposal 4 requires the affirmative vote of a majority of the votes cast with respect to such proposal, meaning the number of shares voted “FOR” such proposal must exceed the number of shares voted “AGAINST” such proposal. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on Proposal 4. If you “ABSTAIN” from voting with respect to this proposal, your vote will have no effect on the outcome of this proposal. Broker non-votes will have no effect on the vote for this proposal.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSAL 4.
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PROPOSAL 5

TO APPROVE AN AMENDMENT TO OUR RESTATED CERTIFICATE
OF INCORPORATION, AS AMENDED, TO INCREASE THE AUTHORIZED
NUMBER OF SHARES OF OUR COMMON STOCK FROM 120,000,000 TO 240,000,000

General
Our board of directors has determined that it is advisable to increase the authorized number of shares of our common stock from 120,000,000 to 240,000,000 and recommends that our stockholders approve an amendment to our restated certificate of incorporation, as amended (our “restated certificate of incorporation”), to effect the proposed increase. The full text of the proposed amendment to our restated certificate of incorporation is attached to this Proxy Statement as Appendix B. However, the text of the proposed amendment is subject to revision to include such changes as may be required by the Secretary of State of the State of Delaware and as our board of directors deems necessary and advisable to effect the proposed amendment to our restated certificate of incorporation. If approved by our stockholders, we intend to file the amendment with the Secretary of State of Delaware as soon as practicable following the Annual Meeting, and the amendment will be effective upon filing. If this proposal is not approved by our stockholders, our restated certificate of incorporation will continue as currently in effect.
Purpose of the Increase in Authorized Shares
As of April 26, 2022, we had 120,000,000 authorized shares of common stock, $0.0001 par value per share, of which 84,711,346 shares were issued and outstanding. Of the remaining 35,288,654 authorized shares of common stock, 1,381,015 shares are reserved for issuance upon the exercise of issued and outstanding warrants, 6,261,095 shares are reserved for issuance upon the exercise of issued and outstanding equity awards and 642,175 shares are reserved for future issuance under our stock incentive plans. This leaves 27,004,369 shares of our authorized common stock unreserved and available for future issuance.
Our Board believes it is in the best interest of our company to increase the number of authorized shares of our common stock to give us greater flexibility in considering and planning for future potential business needs, including public offerings or private placements of our common stock for capital raising purposes and issuances of our common stock in connection with collaborations, acquisitions or in-licenses of assets, or other strategic transactions. We do not currently have any definitive agreements or arrangements to issue any of the proposed additional authorized shares of common stock that will become available for issuance if this proposal is approved and the proposed amendment is effected. Having the additional authorized shares available will also help to provide appropriate equity incentives to assist in the recruitment and retention of employees.
Rights of Additional Authorized Shares
The proposed amendment to our restated certificate of incorporation would not have any effect on the par value per share of our common stock. Our common stock is all of a single class, with equal voting, distribution, liquidation and other rights. The additional common stock to be authorized by the proposed amendment would have rights identical to our currently outstanding common stock. Should our Board issue additional shares of common stock, existing stockholders would not have any preferential rights to purchase any newly authorized shares of common stock solely by virtue of their ownership of shares of our common stock, and their percentage ownership of our then outstanding common stock could be reduced. The issuance of additional shares of common stock could have the effect of diluting existing stockholder earnings per share, book value per share and voting power.
Potential Adverse Effects
We have not proposed the increase in the number of authorized shares of common stock with the purpose or intention of using the additional authorized shares for anti-takeover purposes, such as to oppose a hostile takeover attempt or to delay or prevent a change in control of Daré that our Board does not support, but we could use the additional shares for such purpose. The proposed amendment, if effected, will increase the number of authorized but unissued shares of our common stock, and, subject to compliance with law and the listing rules of the Nasdaq Stock Market, our Board could issue, without further stockholder approval, the additional shares available as result of such increase in one or more transactions that could make it more difficult for a party to effect a takeover or
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change in control of Daré that our Board does not support. For example, our Board could issue additional shares without further stockholder approval (subject to compliance with law and the listing rules of the Nasdaq Stock Market) so as to dilute the stock ownership or voting rights of persons seeking to obtain control of our Board or of Daré in a transaction that our Board does not support, including in a transaction in which a person is offering a premium to our stockholders for their shares of our common stock over then current market prices. The proposed amendment has been prompted by business and financial considerations described above under the header, “Purpose of the Increase in Authorized Shares.” and not by the threat of any known or threatened hostile takeover attempt, however, stockholders should be aware that by potentially discouraging initiation of any such unsolicited takeover attempts, the proposed amendment may limit the opportunity for our stockholders to receive a premium for their shares over then current market prices generally available in such takeover attempts.
Additionally, the issuance of additional shares of common stock could have the effect of diluting existing stockholder earnings per share, book value per share and voting power.
Risks of Not Approving This Proposal
If the stockholders do not approve this proposal, we will continue to have 120,000,000 authorized shares of common stock, of which 27,004,369 shares are not outstanding or not reserved for future issuance as of April 26, 2022. This could adversely impact our ability to pursue opportunities in which shares of our common stock could be issued that our Board may determine would otherwise be in the best interest of Daré and our stockholders, including financing and strategic transaction opportunities and employee recruitment and retention purposes, as described above under the header, “Purpose of the Increase in Authorized Shares.”
Vote Required
If a quorum is present at the Annual Meeting, this proposal will be approved by our stockholders if a majority of the outstanding shares of our common stock vote “FOR” this proposal. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. Abstentions and broker non-votes will have the same effect as an "AGAINST" vote on this proposal. However, this proposal is a routine matter and brokers and other nominees may generally vote in their discretion on routine matters, and therefore broker non-votes are not expected on this proposal.

OUR BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 5.
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PROPOSAL 6
TO APPROVE THE ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY OR ADVISABLE, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF PROPOSAL 5 IF THERE ARE NOT SUFFICIENT VOTES TO APPROVE PROPOSAL 5.
In this proposal, we are asking our stockholders to authorize us to adjourn the Annual Meeting to another time and place, if necessary or advisable, to solicit additional proxies in the event there are not sufficient votes to approve Proposal 5 described in this Proxy Statement at the Annual Meeting. If our stockholders approve this proposal, we could adjourn the Annual Meeting without a vote on Proposal 5 to solicit additional proxies and/or to seek to convince stockholders to change their votes in favor of such proposal.
If it is necessary or advisable to adjourn the Annual Meeting, no notice of any adjournment of less than 30 days is required to be given if the time and place of the adjourned meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.
Vote Required
If a quorum is present at the Annual Meeting, this proposal will be approved by our stockholders if a majority of the votes cast by the holders of all of the shares of stock present or represented at the meeting and voting affirmatively or negatively on this proposal are “FOR” this proposal. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal. However, this proposal is a routine matter and brokers and other nominees may generally vote in their discretion on routine matters, and therefore broker non-votes are not expected on this proposal.
OUR BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 6.
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OTHER MATTERS

As of the time of preparation of this Proxy Statement, we do not know of any matter to be acted upon at the Annual Meeting other than the matters described in this Proxy Statement. If any other matter properly comes before the Annual Meeting, however, the proxy holders will vote the proxies thereon in accordance with the recommendation of our Board.
ANNUAL REPORT

Any person who was a beneficial owner of our common stock on the record date for the Annual Meeting may request a copy of our annual report on Form 10-K, including the financial statements and the financial statement schedules, and it will be furnished without charge upon receipt of a written request identifying the person so requesting a report as our stockholder on such record date. Requests should be directed to Daré Bioscience, Inc., Attention: Secretary, 3655 Nobel Drive, Suite 260, San Diego, California 92122.
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Appendix A

DARÉ BIOSCIENCE, INC.
2022 STOCK INCENTIVE PLAN
Adopted by the Board of Directors: April 11, 2022
Approved by the Shareholders: _______, 2022

1	Purpose
The purpose of this 2022 Stock Incentive Plan (the “Plan”) of Daré Bioscience, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2	Eligibility
All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as the terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” “Award” means Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), Restricted Stock Units (as defined in Section 7) and Other Stock-Based Awards (as defined in Section 8).

3	Administration and Delegation
(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.
(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (each, a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.
(c) Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Options and other Awards that constitute rights under Delaware law (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of such Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to such Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant such Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act). The Board may not delegate authority under this Section 3(c) to grant Restricted Stock, unless Delaware law then permits such delegation.
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4	Stock Available for Awards
(a) Number of Shares; Share Counting.
(1) Authorized Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan (any or all of which Awards may be in the form of Incentive Stock Options, as defined in Section 5(b)) for up to such number of shares of common stock, $0.0001 par value per share, of the Company (the “Common Stock”) as is equal to the sum of:
(A) 9,400,000 shares of Common Stock; plus
(B) such additional number of shares of Common Stock equal to the number of shares of Common Stock subject to awards granted under either the Company’s Amended and Restated 2014 Stock Incentive Plan (“Prior Plan”) or the Company’s 2007 Stock Incentive Plan (collectively, “Prior Plan Awards”) that on or after the Effective Date expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of Incentive Stock Options to any limitations of the Code); plus
(C) the number of unissued shares of Common Stock that were available for issuance under the Prior Plan as of the end of the day on the date before the Effective Date; provided, that the maximum aggregate number of shares that may be subject to Awards pursuant to this paragraph (C) and paragraph (B), above, shall not exceed 6,903,270.
Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.
(2) Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan:
(A) all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan; provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants an SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;
(B) if any Award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR; and
(C) shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards.
(3) Grants to Non-Employee Directors. In no event shall Awards to be granted to any non-employee director under the Plan in any calendar year exceed an aggregate grant date fair value of $500,000 except that the foregoing limitation shall not apply to awards granted (i) pursuant to an election by a non-employee director to receive the award in lieu of cash for all or a portion of cash fees to be received for service on the Board or any Committee or (ii) in connection with a non-employee director initially joining the Board.
(b) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may
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be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1), except as may be required by reason of Section 422 and related provisions of the Code.

5	Stock Options
(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.
(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Daré Bioscience, Inc., any of Daré Bioscience, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.” The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.
(c) Exercise Price. The Board shall establish the exercise price of each Option and specify the exercise price in the applicable Option agreement. The exercise price shall be not less than 100% of the fair market value per share of Common Stock as determined by (or in a manner approved by) the Board (“Fair Market Value”) on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date. If an Incentive Stock Option is granted to an individual who owns more than 10% of the combined voting power of all classes of our capital stock, the exercise price may not be less than 110% of the Fair Market Value of our Common Stock on the date of grant, and the term of the option may not be longer than five years.
(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.
(e) Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.
(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:
(1) in cash or by check, payable to the order of the Company;
(2) except as may otherwise be provided in the applicable Option agreement or approved by the Board, in its sole discretion, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;
(3) to the extent provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;
(4) to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board in its sole discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such
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number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the Fair Market Value on the date of exercise;
(5) to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by payment of such other lawful consideration as the Board may determine (such as a loan from the Company); or
(6) by any combination of the above permitted forms of payment.
(g) Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 9): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(b)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current Fair Market Value, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the Nasdaq Stock Market (“Nasdaq”).

6	Stock Appreciation Rights
(a) General. The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.
(b) Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of an SAR effective as of a future date, the measurement price shall be not less than 100% of the Fair Market Value on such future date.
(c) Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.
(d) Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.
(e) Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 9): (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(b)) covering the same or a different number of shares of Common Stock and having an exercise or measurement price per share lower than the then-current measurement price per share of the cancelled SAR, (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share above the then-current Fair Market Value, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of Nasdaq.

7	Restricted Stock; Restricted Stock Units
(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).
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(b) Terms and Conditions for All Restricted Stock Awards. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.
(c) Additional Provisions Relating to Restricted Stock.
(1) Dividends. Unless otherwise provided in the applicable Award agreement, any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Accrued Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Accrued Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock.
(2) Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to his or her Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.
(d) Additional Provisions Relating to Restricted Stock Units.
(1) Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company such number of shares of Common Stock or (if so provided in the applicable Award agreement) an amount of cash equal to the Fair Market Value of such number of shares of Common Stock as set forth in the applicable Award agreement. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with Section 409A of the Code.
(2) Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.
(3) Dividend Equivalents. The Award agreement for Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the Participant, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, in each case to the extent provided in the Award agreement.

8	Other Stock-Based Awards
(a) General. Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based-Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine.
(b) Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto.

9	Adjustments for Changes in Common Stock and Certain Other Events
(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules set forth in Section 4(a), (iii) the
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number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.
(b) Reorganization Events.
(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.
(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock.
(A) In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant’s unvested and/or unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 9(b)(2), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.
(B) Notwithstanding the terms of Section 9(b)(2)(A), in the case of outstanding Restricted Stock Units that are subject to Section 409A of the Code: (i) if the applicable Restricted Stock Unit agreement provides that the Restricted Stock Units shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 9(b)(2)(A)(i) and the Restricted Stock Units shall instead be settled in accordance with the terms of the applicable Restricted Stock Unit agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 9(b)(2)(A) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A of the Code; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding corporation does not assume or substitute the Restricted Stock Units pursuant to clause (i) of Section 9(b)(2)(A), then the unvested Restricted Stock Units shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.
(C) For purposes of Section 9(b)(2)(A)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award
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immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.
(3) Consequences of a Reorganization Event on Restricted Stock. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

10	General Provisions Applicable to Awards
(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 10(a) shall be deemed to restrict a transfer to the Company.
(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.
(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.
(d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.
(e) Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due
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before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the maximum statutory withholding rates that are applicable to such supplemental taxable income. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.
(f) Amendment of Award. Except as otherwise provided in Sections 5(g) and 6(e) with respect to repricings and Section 11(d) with respect to actions requiring stockholder approval, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 9.
(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.
(h) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.
(i) Minimum Vesting. Notwithstanding anything to the contrary, with respect to at least 95% of the shares underlying all Awards granted under the Plan on or after the Effective Date, such Awards shall have a minimum vesting period for every portion of the Award of at least one year after the Award’s date of grant (the “Minimum Vesting Requirement”). The Minimum Vesting Requirement for such covered Awards may not be superseded by an individual Award agreement or other agreement. Notwithstanding anything to the contrary, the Minimum Vesting Requirement shall not apply to any Award granted to any non-employee director that vests (or, if applicable, becomes exercisable) on the earlier of the first anniversary of the date of grant or the Company’s next annual meeting of stockholders.
(j) Dividends. For all Awards and notwithstanding anything to the contrary, no payment of dividends (or dividend equivalents) shall be made with respect to any unvested Awards. Dividends (and dividend equivalents) shall only be paid to a Participant to the extent that the underlying Award to which the dividends/dividend equivalents are attached becomes vested. For avoidance of doubt, accrual of dividends (and dividend equivalents) while the underlying Award is unvested and which are payable upon vesting is permitted to the extent provided under this Plan or Award agreement.
(k) Suspension or Termination of Awards. To the extent provided in an Award Agreement, if at any time (including after a notice of exercise has been delivered) the Committee (or the Board), reasonably believes that a Participant has committed an act of Cause (as defined below) (which includes a failure to act), the Committee (or Board) may suspend the Participant’s right to exercise any Option or SAR (or vesting of Restricted Stock Grants or Stock Units) pending a determination of whether there was in fact an act of Cause. To the extent provided in an Award Agreement, if the Committee (or the Board) determines a Participant has committed an act of Cause, neither the Participant nor his or her estate shall be entitled to exercise the outstanding Option or SAR whatsoever and the Participant’s outstanding Awards shall then terminate without consideration. Any determination by the Committee (or the Board) with respect to the foregoing shall be final, conclusive and binding on all interested parties.
For purposes of this Plan, “Cause” means, with respect to a Participant, the occurrence of any of the following: (i) a conviction of a Participant for a felony crime or the failure of a Participant to contest prosecution for a felony crime, or (ii) a Participant’s misconduct, fraud, disloyalty or dishonesty (as such terms may be defined by the Committee in its sole discretion), or (iii) any unauthorized use or disclosure of confidential information or trade secrets by a Participant, or (iv) a Participant’s negligence, malfeasance, breach of fiduciary duties, neglect of duties,
2022 Proxy Statement | Page 59

or (v) any material violation by a Participant of a written Company or Subsidiary or Affiliate policy or any material breach by a Participant of a written agreement with the Company or Subsidiary or Affiliate, or (vi) any other act or omission by a Participant that, in the opinion of the Committee, could reasonably be expected to adversely affect the Company’s or a Subsidiary’s or an Affiliate’s business, financial condition, prospects and/or reputation. In each of the foregoing subclauses (i) through (vi), whether or not a “Cause” event has occurred will be determined by the Committee in its sole discretion or, in the case of Participants who are directors or “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act) or who are required to file reports pursuant to Section 16 (a) of the Exchange Act, the Board, each of whose determination shall be final, conclusive and binding. A Participant’s Service shall be deemed to have terminated for Cause if, after the Participant’s Service has terminated, facts and circumstances are discovered that would have justified a termination for Cause, including, without limitation, violation of material Company policies or breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant.
(l) Clawback Policy. The Company may (i) cause the cancellation of any Award, (ii) require reimbursement of any Award by a Participant and (iii) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with Company policies and/or applicable law (each, a “Clawback Policy”). In addition, a Participant may be required to repay to the Company certain previously paid compensation, whether provided under this Plan or an Award Agreement or otherwise, in accordance with the Clawback Policy.

11	Miscellaneous
(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.
(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.
(c) Effective Date and Term of Plan. The Plan was approved by the Board on April 11, 2022 (the “Adoption Date”) and shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). No Awards shall be granted under the Plan after the expiration of 10 years from the Adoption Date, but Awards previously granted under the Plan may extend beyond that expiration date. If this Plan is not approved by Company stockholders in 2022, then the Prior Plan shall continue to remain in full force and effect and this Plan shall not take effect. Upon the Effective Date, all future Awards shall be issued under this Plan (and no further awards shall be issued under the Prior Plan), but outstanding Prior Plan Awards shall continue to be governed by the terms of the Prior Plan.
(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that no amendment that would require stockholder approval under the rules of Nasdaq may be made effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 11(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (2) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.
(e) Authorization of Sub-Plans (including for Grants to non-U.S. Employees). The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each
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supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.
(f) Compliance with Section 409A of the Code. This Plan and its Awards are intended to the maximum extent to be exempt from the requirements of Code Section 409A but in any event shall be interpreted to comply with Code Section 409A. Except as provided in individual Award agreements initially or by amendment, if and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.
The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not satisfy the conditions of that Code section.
(g) Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.
(h) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

To record the approval of this Plan by the Board, the Company has caused its duly authorized officer to execute this Plan on behalf of the Company.

DARÉ BIOSCIENCE, INC.
By:
Title:
2022 Proxy Statement | Page 61

Appendix B

Proposed Amendment to Our Restated Certificate of Incorporation
CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
DARÉ BIOSCIENCE, INC.
Daré Bioscience, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:
1. This Certificate of Amendment (this “Certificate of Amendment”) amends the provisions of the Corporation’s Restated Certificate of Incorporation filed with the Secretary of State on April 15, 2014, as amended by the Certificate of Amendment thereto filed with the Secretary of State on July 19, 2017 and by another Certificate of Amendment thereto filed with the Secretary of State on July 19, 2017 (as amended to date, the “Certificate of Incorporation”).
2. Article FOURTH of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:
“FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 245,000,000 shares, consisting of (i) 240,000,000 shares of Common Stock, $.0001 par value per share (“Common Stock”), and (ii) 5,000,000 shares of Preferred Stock, $.01 par value per share (“Preferred Stock”).”
3. This Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.
4. All other provisions of the Certificate of Incorporation shall remain in full force and effect.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer on this this __ day of ________, 2022.

Daré Bioscience, Inc.

By:
Name:	Sabrina Martucci Johnson
Title:	Chief Executive Officer, President and Secretary
2022 Proxy Statement | Page 62

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/DARE2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D81003-P68785

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DARÉ BIOSCIENCE, INC.

The Board of Directors recommends you vote FOR all the nominees listed below.

	For All	Withhold All	For All Except
1. Election of three Class II Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) William H. Rastetter, Ph.D.
02) Gregory W. Matz, CPA
03) Robin J. Steele, J.D., L.L.M.

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

2022 Proxy Statement | Page 63

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

D81004-P68785

DARÉ BIOSCIENCE, INC.
Annual Meeting of Stockholders

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF DARÉ BIOSCIENCE, INC.
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 23, 2022

The undersigned stockholder(s) hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement with respect to the 2022 Annual Meeting of Stockholders of Daré Bioscience, Inc. to be held on June 23, 2022 at 9:00 a.m. Pacific Time, and hereby appoint(s) SABRINA MARTUCCI JOHNSON and LISA WALTERS-HOFFERT, and each or either of them, as proxies and attorneys-in-fact, with full power of substitution, and with all powers that the undersigned would possess if personally present, to vote all shares of Daré Bioscience, Inc. common stock which the undersigned is/are entitled to vote at such meeting, and any adjournment or postponement thereof, as set forth on the reverse side, and in their discretion upon any other business that may properly come before such meeting and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED OR, IF NO CHOICE IS SPECIFIED, IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS AND AS THE PROXY DEEMS ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENT(S) OR ADJOURNMENT(S) THEREOF.

The meeting will be held in virtual format only. Please visit www.virtualshareholdermeeting.com/DARE2022 to attend the meeting.

Continued and to be signed on reverse side

2022 Proxy Statement | Page 64